As filed with the Securities and Exchange Commission	on Registration No._

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

IIM GLOBAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	7375	46-2069547
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

160 E. Lake Brantley Drive

Longwood, Florida 32779

(407) 674-2651

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

David S. Jones

160 E. Lake Brantley Drive

Longwood, Florida 32779

(815) 353-9434

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to

Lee W. Cassidy, Esq.

Anthony A. Patel, Esq.

Cassidy & Associates

9454 Wilshire Boulevard

Beverly Hills, California 90212

(202) 387-5400 (949) 673-4525 (fax)

Approximate Date of Commencement

of proposed sale to the public:      As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,”“accelerated file,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filed	☐
Non-accelerated filed	☐	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Unit (1)	Offering Price	Fee (2)

Common Stock held by Selling Shareholders	58,673,987 shares	$0.60	$35,204,392	$4,534

(1)          There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement and the prospectus therein covers the registration of 58,673,987 shares of common stock offered by the holders thereof.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated ______, 2014

IIM GLOBAL CORPORATION

58,673,987 shares of Common Stock offered by selling shareholders at $0.60 per share

This prospectus relates to the offer and sale of 58,673,987 shares of common stock (the “Shares”) of IIM Global Corporation (the “Company”), $0.0001 par value per share, offered by the holders thereof (the “Selling Shareholder Shares”), who are deemed to be statutory underwriters. The selling shareholders will offer their shares at a price of $0.60 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 58,673,987. Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission. All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

Assumed Price
To Public
Per Common Stock
Share Offered	$0.60 per share

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 6.

IIM Global Corporation

160 E. Lake Brantley Drive

Longwood, Florida 32779

(407) 674-2651

Prospectus dated __________________, 2014

3

TABLE OF CONTENTS

Prospectus Summary	5
Risk Factors	7
Forward-Looking Statements	13
Determination of Offering Price	13
Dividend Policy	13
Selling Shareholders Sales	13
Plan of Distribution	13
Description of Securities	14
The Business	16
The Company	19
Plan of Operation	25
Management's Discussion and Analysis of Financial Condition and Results of Operations	25
Management	27
Executive Compensation	28
Security Ownership of Certain Beneficial Owners and Management	29
Certain Relationships and Related Transactions	30
Selling Shareholders	30
Shares Eligible for Future Sales	31
Legal Matters	32
Experts	32
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	33
Financial Statements	34

_________________

4

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

History

IIM Global Corporation, a Delaware corporation (the “Company”), provides innovative technology solutions. The Company operates in two technology fields: the handheld identification market and mobile payment market. The Company was incorporated in the State of Delaware in September 2011, and was formerly known as Silverwood Acquisition Corporation (“Silverwood” or “Silverwood Acquisition”).

In December 2012, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the Company changed its name from Silverwood Acquisition Corporation to IIM Global Corporation.

On August 12, 2013, the Company acquired Innovation in Motion Inc., a Florida corporation (“Innovation in Motion”), in a stock-for-stock transaction (the “Acquisition”). The purpose of the Acquisition was to facilitate and prepare the Company for a registration statement and/or public offering of securities. Innovation in Motion was formed in April 2009 in the State of Florida.

Prior to the Acquisition, Silverwood had no ongoing business or operations and was established for the purpose of completing a business combination with target companies, such as Innovation in Motion. As a result of the Acquisition, Innovation in Motion became a wholly owned subsidiary of the Company. The Company, as the sole shareholder of Innovation in Motion, has taken over the operations and business plans of Innovation in Motion.

The Company is located at 160 E. Lake Brantley Drive, Longwood, Florida 32779. The Company’s main phone number is (407) 674-2651.

Business

The Company provides handheld mobile biometric devices which are used primarily by government and law enforcement agencies to capture and process the unique characteristics of individuals to verify their identities. Additionally, the Company has recently introduced a new highly secured biometric wallet device to store personal data including credit card and banking information to be used in a variety of transactions.  The Company has a business focus in the identification, security and mobile payment businesses, and it had its technology used during the election process in Ghana, Africa. The Company has a range of state-of-the-art products in these fields and has begun serious market penetration with the sale and placement of units.

Risks and Uncertainties facing the Company

The Company did not earn revenues during the nine months ended September 30, 2013, and the Company may experience losses in the near term. The Company needs to maintain a steady operating structure, ensuring that expenses are contained such that profits are consistently achieved. In order to expand the Company’s business, the Company would likely require additional financing. As an early-stage company, management of the Company must continually develop and refine its strategies and goals in order to execute the business plan of the Company on a broad scale and expand the business.

One of the biggest challenges facing the Company will be in securing adequate capital to continue to expand its business and build a larger scale and more efficient set of operations. Secondarily, an ongoing challenge remains the maintenance of an efficient operating structure and business model. The Company must keep its expenses and the costs of employees at a minimum in order to generate a profit from the revenues that it receives. Third, in order to expand, the Company will need to continue implementing effective sales, marketing and distribution strategies to reach the intended end customers. The Company has devised its initial sales, marketing and advertising strategies, however, the Company will need to continue refinement of these strategies and also skillfully implement these plans in order to achieve ongoing and long-term success in its business. Fourth, the Company must continuously identify, attract, solicit and manage employee talent, which requires the Company to consistently recruit, incent and monitor various employees.

5

Due to financial constraints and the early stage of the Company’s life, the Company has to date conducted limited advertising and marketing to reach customers. In addition, the Company has not yet located the sources of funding to develop the Company on a broader scale through acquisitions or other major partnerships. If the Company were unable to locate such financing and/or later develop strong and reliable sources of potential customers and a means to efficiently reach buyers and customers, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to work with market-makers for its securities that will apply for quotation of its common stock on the OTC Bulletin Board. However, the Company does not know if any such application will be made and whether it will be successful if made, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board. See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

The Offering

The maximum number of Shares that can be sold pursuant to the terms of this offering is 58,673,987. The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier fully subscribed or terminated by the Company.

This prospectus relates to the offer and sale by certain shareholders of the Company of up to 58,673,987 Shares (the “Selling Shareholder Shares”). The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $0.60 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale

Common stock outstanding before the offering	168,723,289

Common stock for sale by selling shareholders	58,673,987

Common stock outstanding after the offering	168,723,289

Offering Price	$0.60 per share

Proceeds to the Company	$0

(1) Based on number of shares outstanding as of the date of this prospectus.

Summary Financial Information

The Company had no operations or specific business plan until the Acquisition. As the Company had no operations or specific business plan until the Acquisition, the information presented below is with respect to Innovation in Motion, which was acquired by the Company in August 2013 as a result of the Acquisition.

The statements of operations data for the years ended December 31, 2012 and December 31, 2011, respectively, and the balance sheet data as of December 31, 2012 and at December 2011, respectively, are derived from the audited financial statements of Innovation in Motion and related notes thereto included herewith. The statement of operations data for the nine months ended September 30, 2013 provided below is derived from the unaudited financial statements of the Company and related notes thereto included elsewhere in this prospectus.

References to the financial statements for the nine months ended September 30, 2013 and the balance sheet at September 30, 2013, respectively, are made to “IIM Global” which means the condensed consolidated financial statements (unaudited) of the Company (including Innovation in Motion). References to the financial statements for the year ended December 31, 2012 and the year ended December 31, 2011, respectively, and the balance sheet at December 31, 2012 and December 31, 2011, respectively, are made to “Innovation” which means the stand-alone financial statements (audited) of Innovation in Motion.

6

	IIM Global	Innovation	Innovation
	Nine months ended	Year ended	Year ended
	September 30, 2013	December 31, 2012	December 31, 2011
	(unaudited)
Statement of operations data
Revenue	$0	$7,695,067	$0
Gross profit	$0	$1,194,872	$0
Income (Loss) from operations	$(956,139)	$193,813	$(520,222)
Net income (loss)	$(827,684)	$193,813	$(520,222)

	IIM Global	Innovation	Innovation
	At September 30, 2013	At December 31, 2012	At December 31, 2011
	(unaudited)
Balance sheet data
Cash	$2,849	$17,568	$4,404
Other assets	$426,940	$361,749	$381,256
Total assets	$429,789	$379,317	$385,660
Total liabilities	$151,580	$103,608	$39,809
Total members’ equity (deficit)	$278,209	$275,709	$345,850

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of the Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer. In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the Shares.

The Company has generated revenues, but limited profits, to date.

The Company has generated limited profits to date. The business model of the Company involves significant costs, resulting in a low margin on revenues. Coupling this fact with operating expenses incurred by the Company, the Company has only generated a small amount of total profits in the past. The Company hopes that as its business expands that the scale of the enterprise would result in a higher gross margin and net margin.

No assurance of continued market acceptance.

There is no assurance that the Company’s products or solutions will continued to meet with market acceptance. Moreover, there is no assurance that these products and solutions will continue to have any competitive advantages. Also, there is no assurance that the market reception will be positive. There can be no guarantee that the Company will not lose business to its existing or potential new competitors.

The Company’s independent auditors have issued a report raising a substantial doubt of the Company’s ability to continue as a going concern.

The Company’s independent auditors have issued a comment that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern.

The Company is an early-stage company with a limited operating history, and as such, any prospective investor may have difficulty in assessing the Company’s profitability or performance.

Because the Company is an early-stage company with a limited operating history, it could be difficult for any investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. As a company still in the early stages of its life, the Company may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early-stage business. An investor will be required to make an investment decision based solely on the Company management’s history, its projected operations in light of the risks, the limited operations and financial results of the Company to date, and any expenses and uncertainties that may be encountered by one engaging in the Company’s industry.

7

The Company is an early-stage company and has little experience in being a public company.

The Company is an early-stage company and as such has little experience in managing a public company. Such lack of experience may result in the Company experiencing difficulty in adequately operating and growing its business. Further, the Company may be hampered by lack of experience in addressing the issues and considerations which are common to growing companies. If the Company’s operating or management abilities consistently perform below expectations, the Company’s business is unlikely to thrive.

Reliance on third party agreements and relationships is necessary for development of the Company's business.

The Company will need strong third party relationships and partnerships in order to develop and grow its business. The Company will be substantially dependent on these strategic partners and third party relationships.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company is an early-stage company and has a limited history of its operations. The Company will need to continue generating revenue in order to maintain sustained profitability. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may have difficulty in generating revenues or remaining profitable.

The Company’s officers and five percent shareholders beneficially own a majority of the Company’s common stock and, as a result, can exercise control over stockholder and corporate actions.

The officers and five percent shareholders of the Company currently beneficially own more than a majority of the Company’s outstanding common stock. As such, they control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

The Company does not have any independent directors.

All of the directors of the Company are executive officers and/or employees of the Company. As such, the Company does not have any independent oversight or administration of its management and operations. The Company’s decision-making may suffer from the lack of an independent set of directors, since only officers and employees of the Company will make all important decisions regarding the Company.

The Company depends on its management team to manage its business effectively.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan. The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, and as such would negatively impact the Company's possible overall development.

Government regulation could negatively impact the business.

The Company’s business segments may be subject to various government regulations in the jurisdictions in which they operate. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

8

The Company may face significant competition from companies that serve its industries.

The Company may face competition from other companies that offer similar solutions. Some of these potential competitors may have longer operating histories, greater brand recognition, larger client bases and significantly greater financial, technical and marketing resources than the Company possesses. These advantages may enable such competitors to respond more quickly to new or emerging trends and changes in customer preferences. These advantages may also allow them to engage in more extensive market research and development, undertake extensive far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers, employees and strategic partners. The Company believes that its current and anticipated solutions are, and will be, sufficiently different from existing competition, and that there is limited to no competition in its local area. However, it is nevertheless possible that potential competitors may have or may rapidly acquire significant market share. Increased competition may result in price reductions, reduced gross margin and loss of market share. The Company may not be able to compete successfully, and competitive pressures may adversely affect its business, results of operations and financial condition.

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the potential demand for the Company’s products over the longer term. The Company has conducted no marketing studies regarding whether its business would continue to be marketable. No assurances can be given that upon marketing, sufficient customer markets and business segments can be developed to sustain the Company's operations on a continued basis.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Intellectual property and/or trade secret protection may be inadequate.

The Company has applied for intellectual property and trade secret protection in aspects of its business. There can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services. Further, there is no guarantee that current patents and other intellectual property adequately protect the Company or its business and operations.

The Company is subject to the potential factors of market and customer changes.

The business of the Company is susceptible to rapidly changing preferences of the marketplace and its customers. The needs of customers are subject to constant change, as technology needs are as quick to change as are the businesses of customers. Although the Company intends to continue to develop and improve its services to meet changing customer needs of the marketplace, there can be no assurance that funds for such expenditures will be available or that the Company's competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts. The future success of the Company will depend in part on its ability to respond effectively to rapidly changing trends, industry standards and customer requirements by adapting and improving the features and functions of its services. In the Company’s industry, failure by a business to adapt to the changing needs and demands of customers is likely to render the business obsolete.

The Company plans to issue convertible preferred stock designated by the board of directors which will have substantial rights and preferences that are senior to and above the common stock of the Company

At present, the board of directors has approved a plan to issue convertible preferred stock to certain shareholders. Each share of preferred stock is entitled to 100 votes on all matters on which shareholders are entitled to vote. While there is no fixed time when the designated shares of preferred stock will be issued, the Company currently anticipates that it will issue these shares to its current officers and directors promptly (i.e. within the next 90 days).

9

Except as required by law, the affirmative vote of shareholders of a majority of the issued and outstanding shares of the preferred stock shall decide any matter submitted to such holders, including with respect to amending the certificate of incorporation, a merger of the Company or disposing of the Company’s assets. The preferred stock will rank senior and above the common stock of the Company with respect to payment of dividends, redemption payments and rights upon liquidation, dissolution or winding up of the Company. The board of directors may, at its discretion, vote to declare dividends to holders of the preferred stock at a rate and at a time to be fixed by the board of directors. In the event of any liquidation, dissolution or winding up of the Company, the holders of preferred stock will be entitled to receive a pro rata distribution of the Company’s funds or assets based upon voting rights of each such shares held by holders of the preferred stock and any other capital stock of the Company.

The contemplated preferred stock is designed to give voting control over the Company to its affiliates, officers and directors

The Company anticipates issuing preferred stock to its affiliates, officers and directors in order to retain voting control of the Company. The Company’s board of directors has the ability to give itself and the Company’s officers and affiliates voting control over the Company through any such issuances of preferred stock.

The Company is an early-stage organization and has a correspondingly small financial and accounting organization. Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

The Company is an early-stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope.. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company may not successfully consummate or initiate acquisitions.

The ability of the Company to grow through acquisitions (as planned) will depend on a number of factors, including competition for acquisitions, the availability of capital and other resources to consummate acquisitions, and the ability to successfully integrate and train additional staff, including the staff of an acquired company. There can be no assurance that the Company will continue to be able to establish and expand its market presence or to successfully identify suitable acquisition candidates and complete acquisitions on favorable terms.

In addition to facing competition in identifying and consummating successful acquisitions, such acquisitions could involve significant risks, including:

-difficulties in the assimilation of the operations, services, and corporate culture of acquired companies, and higher-than-anticipated costs associated with such assimilation;

-over-valuation of acquired companies or delays in realizing or a failure to realize the benefits, revenues, cost savings, and synergies that were anticipated;

-difficulties in integrating the acquired business into information systems, controls, policies, and procedures;

-failure to retain key personnel, business relationships, reputation, or clients of an acquired business;

-the potential impairment of acquired assets;

-diversion of management’s attention from other business activities;

-insufficient indemnification from the selling parties for legal liabilities incurred by the acquired companies prior to acquisition;

10

-the assumption of unknown liabilities and additional risks of the acquired business; and

-unforeseen operating difficulties that require significant financial and managerial resources that would otherwise be available for the ongoing development or expansion of existing operations.

In addition, future acquisitions could materially and adversely affect the Company’s business, financial condition, results of operations, and liquidity. Possible impairment losses on goodwill and intangible assets, or restructuring charges could occur. These risks could have a material adverse effect on the business because they may result in substantial costs to the Company and disrupt its business.

There has been no prior public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company. The Company intends to work with market-makers for its securities that will apply for quotation of its common stock on the OTC Bulletin Board.. However, the Company does not know if any such application will be made and whether it will be successful if made, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board. If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so. If the application for quotation on the OTC Bulletin Board is not successful, the Company may seek to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

Shares of common stock in the Company are subject to resale restrictions imposed by Rule 144 of the Securities and Exchange Commission.

The shares of common stock held by current shareholders are “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities can be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. Shares of the Company’s common stock are subject to Rule 144 resale restrictions, and accordingly, investors are subject to such resale limitations.

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development. Therefore, investors should not expect the Company to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops. Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company's common stock may be below $5.00 per share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

11

The Company's election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The recently enacted JOBS Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd- Frank Act relating to compensation of its chief executive officer;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

The offering price of the Shares has been arbitrarily determined by the Company and such offering should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

The Company may complete a primary public offering (or private placement) for Shares in parallel with or immediately following this offering.

The Company may conduct a primary public offering (or private placement) for Shares to raise proceeds for the Company. Such an offering may be conducted in parallel with or immediately following this offering. Sales of additional Shares will dilute the percentage ownership of shareholders in the Company.

12

Forward-Looking Statements

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Company. This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the arbitrary opinion of management of the Company.

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 58,673,987 outstanding shares of the Company’s common stock by the holders of those shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $0.60 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares.

PLAN OF DISTRIBUTION

The Company and the selling shareholders are seeking an underwriter, broker-dealer or selling agent to sell the Shares. Neither the Company nor the selling shareholders have entered into any arrangements with any underwriter, broker-dealer or selling agent as of the date of this prospectus. At the time of this prospectus, neither the Company nor the selling shareholders has located a broker-dealer or selling agent to sell the Shares. If, and when, a suitable broker-dealer, underwriter or selling agent is located, the Company would plan to disclose the same in this prospectus through an amendment to its Form S-1 registration statement to include such information herein.

The Company intends to maintain the currency and accuracy of this prospectus and to permit offers and sales of the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

The offering will terminate 24 months following the date of the initial effectiveness of the registration statement to which this prospectus relates, unless earlier closed.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). The resale of such Shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

13

Selling Shareholders

The selling shareholders will offer their shares at a price of $0.60 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale. The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders' Shares.

DESCRIPTION OF SECURITIES

Capitalization

The Company is authorized to issue 300,000,000 shares of common stock, par value $0.0001, of which 168,723,289 shares are outstanding as of the date of the registration statement, of which this prospectus is a part.

The Company is not currently authorized to issue any shares of preferred stock. However, the board of directors of the Company has approved a plan to issue convertible preferred stock. The preferred stock will be issued once the Company’s certificate of incorporation is amended to allow for the authorization of shares of preferred stock. Currently, the Company contemplates issuing Series A convertible preferred stock, which will be redeemable over the course of three years. The convertible preferred stock will be convertible at the ratio of 1 share of preferred stock into 100 shares of common stock of the Company. Holders of the convertible preferred stock will be able to vote together with the common stock on an as-converted basis and not as a separate class. Each share of the preferred stock will be automatically be converted into shares of the common stock in the event of the Company being acquired.

The following statements relating to the capital stock set forth the material terms of the securities of the Company, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

The Company is registering up to 58,673,987 shares of common stock for sale to the public by the holders thereof at a price of $0.60 per Share. The Company is not directly offering any Shares for sale.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

The Company has approved plans to authorize the issuance of preferred stock. A description of the expected terms of the preferred stock is discussed below.

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have preemptive rights. Any shares of preferred stock so issued would typically have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

14

The additional issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to work with market-makers for its securities that will apply for quotation of its common stock on the OTC Bulletin Board. However, the Company does not know if any such application will be made and whether it will be successful if made, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board.

The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc. In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Transfer Agent

It is anticipated that Globex Transfer, LLC of Deltona, Florida will act as transfer agent for the common stock of the Company.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

15

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends to common stockholders in the foreseeable future. However, the board of directors may, at its discretion, vote to declare dividends to holders of the preferred stock at a rate and at a time to be fixed by the board of directors.

THE BUSINESS

Background

Innovation in Motion commenced operations out of a desire of its founders to offer cutting-edge, innovative technology solutions and services to customers.

Summary

Prior to the Acquisition, the Company had no significant business, operations or plan. Accordingly, the business of the Company below is that of Innovation in Motion, which the Company acquired in the Acquisition.

The Company has developed a highly cost effective and unique handheld “Configurable Intelligent Accessory” platform called HDR for the identification market. This platform is designed to compliment, not replace, existing communications and computing products utilized in this market by providing a configurable machine-readable input and secure data processing and storage intelligent accessory. By being an open platform solution and not a closed architecture product the HDR Accessory becomes the enabling platform for thousands of applications and applications developers. The currently developed platform supports the following operating systems: Windows CE; and Linux.

The Company’s platform also contains the back-end software solutions to provide direct interfaces to customer AFIS (Automatic Fingerprint Identification Systems) and various other demographic databases. In addition, the Company has developed an HDR asset manager software solution that allows for the management of the HDR pairing and end user issuance process from small to nationwide institutions or organizations. The two software elements developed are: gateway server; and asset manager server.

One of the biggest advantages of this platform approach is that a single product can support a wide variety of vertical markets, such as border control, public safety, enterprise security and asset management, sea ports, small business inventory management, military and banking (identity verification). The product development strategy is two-prong in nature: to develop platforms not products that support open standards for application content; and to facilitate continuous improvement in quality and reduced manufacturing cost.

In 2012, the Company added the capabilities to support a color display and optical fingerprint scanner. In the future, the Company plans to leverage its new and previous platforms in the development of the HDR+, the world’s first fully Android OS powered Intelligent Accessory used for machine readable input and secure data processing and storage.

The Company’s Presence in the Market

The Company plans to grow organically through sales and marketing of its products and development of new and improved products. In addition, the Company plans to explore acquisition opportunities as a means to foster and accelerate its growth.

The Company has developed a highly cost effective and unique handheld “Configurable Intelligent Accessory” platform called HDR for the identification market. This platform is designed to compliment not replace existing communications and computing products utilized in this market by providing a configurable machine-readable input and secure data processing and storage intelligent accessories. By being an open platform solution and not a closed architecture product the HDR Accessory becomes the enabling platform for thousands of applications and applications developers.

The platform contains the back-end software solutions to provide direct interfaces to customer AFIS (Automatic Fingerprint Identification Systems) and various other demographic databases. In addition, the Company has developed an HDR Asset Manager software solution that allows for the management of the HDR pairing and end user issuance process from small to nationwide institutions or organizations. The two software elements developed are gateway server and asset manager server.

Being a “Configurable” platform the HDR can be purchased with the following combination of machine-readable inputs:

•	OCR Swipe (Passports, ID Cards, etc…)
•	1D and 2D Barcode
•	Contactless RFID

16

•	Contact Chip Reader
•	Single Finger Scanner (Silicon or Optical Configurations)
•	Camera
•	License Plate Recognition
•	Magnetic Strip Reader

One of the biggest advantages of this platform approach is that a single product can support a wide variety of vertical markets, such as:

•	Border Control
•	Public Safety
•	Enterprise Security and Asset Management
•	Seaports
•	Small Business Inventory Management
•	Military
•	Banking (Identity Verification)

Governmental Regulations

The Company does not need or require any approval from government authorities or agencies in order to operate its regular business and operations. However, it is possible that any proposed expansion to the Company’s business and operations in the future would require government approvals.

Due to the security applications and biometric technology associated with the Company’s products, the activities and operations of the Company could become subject to license restrictions and other regulations, such as (without limitation) export controls and other security regulation by government agencies.

Products

Being a “Configurable” platform, the HDR can be purchased with a varying and customized combination of machine-readable inputs and features, including the following:

•	OCR Swipe (Passports, ID Cards, etc.)
•	1D and 2D Barcode
•	Contactless RFID
•	Contact Chip Reader
•	Single Finger Scanner (Silicon or Optical Configurations)
•	Camera
•	License Plate Recognition
•	Magnetic Strip Reader

In addition to the HDR+ platform, the Company has completed the engineering design requirements documentation and engineering feasibility analysis for its Biometric Wallet platform called SRIO. The SRIO is a small, Android OS powered biometric wallet that is a standalone device capable of meeting PCI compliance requirements for the secure storage and processing of credit card transactions using NFC technology coupled with the fingerprint authentication of the user. The Company is in the process of bringing this product to market. Once introduced into the market, the Company is hopeful that the SRIO will be successful in facilitating fast mobile payments.

The SRIO can be utilized in open and closed payment platforms, and there is no need to partner with mobile operators, phone manufacturers or others in order to implement the solutions. The SRIO also stores all credit/loyalty/membership/cards on the device, so a user’s information is readily accessible at all times. With use of the SRIO, a user can instantly and conveniently make payments on-the-go.

Pricing

The Company believes that it maintains competitive pricing for its products. The expected retail list price for HDR products range from $850 to $1,850 based on the configuration of the features and functionality of the product. The expected retail list price for SRIO products are expected to be $100 or less.

17

Competition

The technology industry is characterized by rapid change and new entrants. The Company needs to consistently develop and improve products in order to remain competitive in the technology industry.

Several product competitors exist for the Company’s products, including Morphoident, Cogent Bluecheck II, Cogent MI2, Crossmatch Rapid ID and others. In general, these products compete with HDR+ and are twice as expensive as the price point for the Company’s HDR+ product. In the SRIO product line, the closest competitor is Google Nexus 4, which is three times or more the cost of the Company’s product.

In general, the technology industry is characterized by rapid change and product development. While the Company will take steps to protect and maintain its intellectual property, there is no guarantee that such intellectual property protection can safeguard against changes and innovation that characterize the high-technology industry.

In addition, it is possible that larger technology companies could develop competing technology and products. These larger organizations typically have larger budgets, more resources and the ability to quickly hire talented personnel to develop and commercialize new products.

Strategic Partners and Suppliers

The Company believes that strategic partnerships will be a major component of the Company’s operating strategy and path to success. The Company hopes to work with several strategic partners in important areas of its business and operations. Currently, the Company has several strategic partners (noted below) and hopes to foster additional such relationships. The Company believes that the most important strategic partnerships will be expanded relationships that it can form with its existing customers. The Company’s management believes that adding more value to existing clients is the most efficient and useful route to building the Company’s business in a very competitive industry.

A key supplier of the Company is Flextronics, an outsourced contract manufacturer. Pursuant to the Company’s relationship with Flextronics, the Company is able to obtain assembly and manufacturing of parts and products via Flextronics’ manufacturing capabilities.

Currently, the Company has a relationship with Coppernic SAS based in France. The parties began their relationship in July 2012 through entry into a supply contract whereby the Company will supply devices to Coppernic SAS.

The Company has a relationship with CenPos, Inc. related to payment processing gateway technology and services. The parties entered an agreement in November 2009 pursuant to which the Company utilizes certain services and functions provided by CenPos, Inc.

The Company is a party to a joint development agreement with Multipolaris Trading and Manufacturing Limited (“Multipolaris”) of Budapest, Hungary. Pursuant to the joint development agreement, the Company and Multipolaris will develop technology and solutions together on an equal basis.

In the area of quality processing and control, the Company has developed a strong relationship with CMTEC Solutions of Singapore. Pursuant to the agreement of the parties in January 2010, CMTEC Solutions provides manufacturing and engineering quality control and oversight for the assembly of the Company’s products. The agreement has a term of 12 months that renews each year, unless one of the parties terminates prior to renewal. Under the agreement, CMTEC Solutions receives a minimum fee of $2,500 per month from the Company, plus has eligibility to receive bonuses and commissions.

The Company has partnered with two firms with respect to accounting and finance services. First, the Company entered into an arrangement with nperspective to provide finance and CFO services to the Company. This agreement was executed in October 2012 and expires one year from then. Second, the Company entered into an accounting and business consulting services agreement with IN2IT Advisors in January 2013. Per this agreement, the Company receives such services from IN2IT Advisors at the rate of $150.00 per hour.

18

Sales and Distribution Agreements

The Company works with sales agents, distribution partners and others to promote and sell its products worldwide. The following are among the Company’s significant sales and distribution partners (with whom the Company has agreements):

-Acumen Telecommunicacionies S.A. de C.V.; located in Mexico; relationship since October 2010

-AITS and Biometrics Consulting, Inc.; relationship since August 2011

-Artemis; located in France; relationship since December 2011

-Artemis; located in South America; relationship since November 2011

-Best Tech Link, S.L.; located in Madrid, Spain

-Llacom S.A. de CV; located in Mexico

-Ofimarket LTDA; located in Columbia; relationship since March 2011

-Peter Gonzalez; located in Costa Rica; relationship since May 2011

-Preferred IT Service, S.A.; located in Costa Rica; relationship since July 2011

-Richard Gallano; located in Spain; relationship since May 2011

-Security Printing Consulting AG; Switzerland; relationship since December 2010

-Smart Identity Devices Private Limited; located in India; relationship since June 2011

Marketing and Sales

The Company has conducted limited advertising and marketing to date to reach new clients. The Company has, however, given substantial attention to constructing the marketing strategy and plans that it will use in order to grow its business and expand its customers. The Company eventually anticipates a significant budget and need for marketing activities. The primary focus of marketing campaigns will be designed to help the Company find new customers and to increase awareness of the Company’s products and platform.

The Company expects that its sales team will work closely with the marketing team to convert prospects into new customers. The sales team will be structured to align with target markets based on territory and customer patterns.

Research and Development

On April 1, 2013, the Company entered into an engineering contract for the hardware and software development of its next generation HDR device called the HDR+.  The device is to be used by government and enterprise customers to capture all forms of machine readable data as well as the facial and fingerprint biometric information of persons. The total development costs for HDR+ will amount to $430,000. As of September 30, 2013, the Company has paid $43,000 in cash which has been recorded as research and development expense.

Revenues and Losses

The Company had no revenues during the nine month period ending September 30, 2013 as compared to revenues of $7,704,317 during the nine month period ending September 30, 2012. During the year ended December 31, 2012, Innovation in Motion posted revenues of $7,695,067, as compared to no revenues in the year ended December 31, 2011.

The Company had a net loss during the nine month period ending September 30, 2013 of $827,684 as compared to net income of $1,036,232 during the nine month period ending September 30, 2012. During the year ended December 31, 2012, Innovation in Motion posted net income of $193,813, as compared to net losses of $520,222 in the year ended December 31, 2011.

Equipment Financing

The Company has no existing equipment financing arrangements.

THE COMPANY

Change of Control

The Company was incorporated in the State of Delaware in September 2011, and was formerly known as Silverwood Acquisition Corporation. In December 2012, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the Company changed its name from Silverwood Acquisition Corporation to IIM Global Corporation.

19

The Acquisition

On August 12, 2013, IIM Global Corporation, a Delaware corporation (the “Company”), acquired Innovation in Motion Inc., a Florida corporation (“Innovation in Motion”), in a stock-for-stock transaction (the “Acquisition”). The purpose of the Acquisition was to facilitate and prepare the Company for a registration statement and/or public offering of securities.

The Acquisition was effected by the Company through the exchange of each of the outstanding shares and interests of Innovation in Motion for 1.6 shares of common stock of the Company. As a result, in the Acquisition, 97,877,077 shares and interests of common stock of Innovation in Motion were exchanged for, and converted into, 156,603,323 shares of common stock of the Company.

Prior to the Acquisition, Silverwood had no ongoing business or operations and was established for the purpose of completing a business combination with target companies, such as Innovation in Motion. As a result of the Acquisition, Innovation in Motion became a wholly owned subsidiary of the Company. The Company, as the sole shareholder of Innovation in Motion, has taken over the operations and business plans of Innovation in Motion.

Relationship with Tiber Creek Corporation

In November 2012, the Company (through Innovation in Motion) entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to the Company in effecting transactions for the Company to combine with a public reporting company, including: transferring control of such reporting company to Innovation in Motion; preparing the business combination agreement; effecting the business combination; causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers.

Under the agreement, Tiber Creek is entitled to receive cash fees from the Company of $100,000 for its services, payable as follows: $40,000 due immediately, and then $15,000 per month until the balance is paid in full. In addition, the Company’s then-current shareholders, Tiber Creek and MB Americus, LLC, a California limited liability company (“MB Americus”), were permitted to retain the aggregate total of 500,000 shares. The engagement agreement also provides that the shares held by Tiber Creek and MB Americus shall be included in the registration statement filed by the Company, however, 80% of these shares held by Tiber Creek and MB Americus will not be sold or transferred for nine months following the effective date of the registration statement.

In general, Tiber Creek holds interests in inactive Delaware corporations which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations, such as Silverwood Acquisition Corporation (the former name of the Company), are inactive, and Tiber Creek does not conduct any business in such corporations.

James Cassidy and James McKillop (who is the sole owner of MB Americus, an affiliate of Tiber Creek) serve only as interim officers and directors of these corporations (such as Silverwood Acquisition Corporation) until such time as the changes of control in such corporations are effectuated to the ultimate registering issuers. As the role of Tiber Creek is essentially limited to preparing the corporate structure and organizing the Company for becoming a public company, the roles of Mr. Cassidy and Mr. McKillop are generally limited to facilitating such change of control and securities registration transactions.

Intellectual Property

The Company licenses certain technology for use in its products and business. A key arrangement is the license of materials from Apple, Inc. The license, executed in October 2009, provides the Company with the ability use certain Apple, Inc. materials in the Company’s own products.

The Company also holds numerous patents and intellectual property as a result of an assignment of the same to the Company in November 2012 by Thomas Szoke, Daniel Fozzati and Andras Vago. Each of these individual assignors now beneficially own shares of common stock in the Company (as a result of the Acquisition, since these individuals were formerly shareholders of Innovation in Motion).

The following is a summary of the patents and patent applications as well as the trademarks that the Company has filed throughout the world:

•	HDR PCT Filing#: WO2011/019996A1 (applied in US, Canada, Europe, China, India, Brazil, Russia, Colombia, Mexico, South Africa, and Australia)

20

•	SRIO PCT Filing#: WO2011/028874A1 (applied in US, Canada, Europe, Japan, China, India, Brazil, Mexico, South Korea, and Australia)
•	HDR Design US Patent#: D649548 (also obtained in Europe, Japan, China, Switzerland, Mexico, Brazil, Singapore, Argentina, Colombia, and Venezuela)
•	SRIO & HDR Trademark filed in United States, Europe, Switzerland, Brazil, Mexico, Colombia, Singapore, and Australia

The HDR PCT Filing is a utility patent that focuses on the creation of an “Intelligent Configurable Accessory” and how this accessory can be utilized with a Bluetooth wireless connection and still provide not only data security but maintain an overall network security by ensuring the accessory is seen as a trusted element in the network.

The SRIO PCT Filing is a utility patent that provides for the creation of an “Intelligent Accessory” utilized in NFC payment systems both open and closed architecture. The patent provides the means to create a secure environment, which can not only house the sensitive credit card information of the user but also allow its NFC chipset to emulate any of the cards stored on it for a transaction. Today all NFC devices have single credit card information hard coded into its chipset and are recharged from users cards that are stored on web based platforms.

The HDR Design Patent protects the shape and ergonomics of the HDR product. The size and shape of the HDR product is unique for being able to house 7 unique machine-readable technologies in a single integrated unit the size of a smartphone.

The following is the exhaustive list of the all of the Company’s patents, filings, and trademarks for each country:

Title - INTELLIGENT PERIPHERAL DEVICE (HDR - Design)

Country	Application/Patent No.	Status

United States	D649,548 S	Issued

China	ZL 201130084031.7	Issued

Switzerland	137932	Issued

European Community	001270177	Issued

Argentina	DI 82259	Issued

Brazil	DI 7101457-8	Issued

Columbia	11-120885-00000-0000	Pending

Mexico	MX/f/2011/001192	Allowed

Singapore	D2011/472/Z	Issued

Japan	1423506	Issued

21

Title - AN INTELLIGENT PERIPHERAL DEVICE AND SYSTEM FOR THE AUTHENTICATION AND VERIFICATION OF INDIVIDUALS AND/OR DOCUMENTS THROUGH A SECURE MULTIFUNCTIONAL AUTHENTICATION SERVICE WITH DATA STORAGE CAPABILITY (HDR -Utility)

Country	Application/Patent No.	Status

United States	13/390,113	Pending

Australia	2010282394	Pending

Mexico	MX/a2012/001768	Pending

Columbia	12 043.697	Pending

Brazil	BR 11 2012 003212 7	Pending

Russia	2012108483	Pending

India	2027/DELNP/2012	Pending

South Africa	2012/1728	Allowed

China	201080046324.9	Pending

Canada	2,770,406	Pending

Europe	10808809.7	Pending

Title - A PERSONALIZED MULTIFUNCTIONAL ACCESS DEVICE POSSESSING AN INDIVIDUALIZED FORM OF AUTHENTICATING AND CONTROLLING DATAEXCHANGE (SRIO-Utility)

Country	Application/Patent No.	Status

United States	13/393,852	Pending

Australia	2010289507	Pending

South Korea	10-2012-7008685	Pending

India	2431/DELNP/2012	Pending

Mexico	MX/a2012/002553	Pending

Brazil	BR 11 2012 004791.4	Pending

Canada	2,772,213	Pending

Japan	2012-528037	Pending

China	201080047050.5	Pending

Europe	10814477.5	Pending

Employees and Organization

The Company presently has approximately three employees and approximately five full-time consultants.

Most employees receive health benefits. The Company may offer additional fringe and welfare benefits in the future as the Company’s profits grow and/or the Company secures additional outside financing.

22

Property

The Company’s headquarters are located in Lake Mary, Florida. The location consists of over 10,000 square feet and is a sub-lease that is located in an office park. The monthly lease cost for the Company is $12,358 at present. The facility is fully furnished with computers, phone systems, Internet, and break rooms to accommodate up to 50 employees.

The Company sub-leases the facility above from the Vago Group Inc. under the sub-lease entered into in December 2012 by Vago Group Inc. and the Company. The original lease is between Vago Group Inc. and SunLife Assurance Company of Canada, dated December 2011. The sub-lease is for the remainder of the term of the original lease, which is through January 2017. However, the sub-lease may be earlier terminated upon 30 days’ written notice of either party.

The Company also uses a satellite office in Hoffman Estates, Illinois. The satellite location is a full service office that is utilized by the President/CEO for meetings. The typical lease obligation for this facility is $231 per month.

The Company also has an engineering satellite office in Budapest, Hungary. This facility is a 3,000 square foot full service office that is utilized by some of the software product development engineers.

Subsidiaries

Currently, the Company has one subsidiary – Innovation in Motion (which was acquired in the Acquisition). The Company is the sole shareholder of Innovation in Motion.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies.

(A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

23

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

Reports to Security Holders

The Company has filed a registration statement on Form S-1, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of its common stock. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. Reference is made to the Company’s registration statement and each exhibit attached to it for a more detailed description of matters involving the Company. A potential investor may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission, along with any other filings of the Company, as described below.

In November 2011, the Company (as Silverwood Acquisition Corporation) filed a Form 10-12G general registration of securities pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant such Act and files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

24

The Company's documents filed with the Securities and Exchange Commission may be inspected at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001534154.

PLAN OF OPERATION

Business Plan

The Company’s plan is to develop, market and sell cost effective and unique technology solutions based on its platform.

The Company is also focused on ongoing investments in product development. The product development strategy is two prong in nature:

•	Develop platforms not products that support open standards for application content
•	Continuous improvement in quality and reduced manufacturing cost

In 2012, the Company developed the Linux version of its HDR platform as well as added the capabilities to support a color display and optical fingerprint scanner. Going forward, the Company is leveraging its new and previous platforms in the development of the HDR+, the world’s first fully Android OS powered Intelligent Accessory used for machine readable input and secure data processing and storage.

In addition to the HDR+ platform, the Company has completed the engineering design requirements documentation and engineering feasibility analysis for its Biometric Wallet platform called SRIO. The SRIO is the smallest and only Android OS powered biometric wallet that is a standalone device capable of meeting PCI compliance requirements for the secure storage and processing of credit card transactions using NFC technology coupled with the fingerprint authentication of the user.

Potential Revenue

The Company expects to earn potential revenue from sales of its products, as it continues to commercialize its products.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The Company was incorporated in the State of Delaware in September 2011, and was formerly known as Silverwood Acquisition Corporation (“Silverwood” or “Silverwood Acquisition”). On August 12, 2013, the Company acquired Innovation in Motion Inc., a Florida corporation (“Innovation in Motion”), in a stock-for-stock transaction (the “Acquisition”). Innovation in Motion was formed in April 2009 in the State of Florida. References to the financial condition and performance of the Company below in this section “Management’s Discussions and Analysis of Financial Condition and Results of Operation” include Innovation in Motion, provided that (a) references to the financial statements for the nine months ended September 30, 2013 and the balance sheet at September 30, 2013, respectively, are made to “IIM Global” which means the condensed consolidated financial statements (unaudited) of the Company (including Innovation in Motion).; and (b) references to the financial statements for the year ended December 31, 2012 and the year ended December 31, 2011, respectively, and the balance sheet at December 31, 2012 and December 31, 2011, respectively, are made to “Innovation” which means the stand-alone financial statements (audited) of Innovation in Motion.

The Company’s independent auditors have expressed substantial doubt as to the ability of the Company to continue as a going concern. Unless the Company is able to generate sufficient cash flow from operations and/or obtain additional financing, there is a substantial doubt as to the ability of the company to continue as a going concern.

.

Revenues and Losses

The Company had no revenues during the nine month period ending September 30, 2013 as compared to revenues of $7,704,317 during the nine month period ending September 30, 2012. During the year ended December 31, 2012, Innovation in Motion posted revenues of $7,695,067, as compared to no revenues in the year ended December 31, 2011.

The Company had a net loss during the nine month period ending September 30, 2013 of $827,684 as compared to net income of $1,036,232 during the nine month period ending September 30, 2012. During the year ended December 31, 2012, Innovation in Motion posted net income of $193,813, as compared to net losses of $520,222 in the year ended December 31, 2011.

25

Equipment Financing

The Company has no existing equipment financing arrangements.

Pricing

The Company believes that it maintains competitive pricing for its products. The expected retail list price for HDR products range from $850 to $1,850 based on the configuration of the features and functionality of the product. The expected retail list price for SRIO products are expected to be $100 or less.

Potential Revenue

The Company expects to earn potential revenue from sales of its products, as it continues to commercialize its products.

Alternative Financial Planning

The Company has no alternative financial plans at the moment. If the Company is not able to successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to expand its business plan or strategy over the next two years will be jeopardized.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Capital Resources

As of September 30, 2013, the Company had cash available of $2,849.

The Company’s proposed business plans over the next two years will necessitate additional capital and financing. Accordingly, the Company plans to raise some outside funding in the next one year, for the purposes of funding its business and plans.

26

There can be no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash on hand, the Company will be unable to implement its contemplated business plans and operations unless it obtains additional financing or otherwise is able to generate sufficient revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

To date, the Company has not suffered from a significant liquidity issue.

The Company anticipates a significant budget for sales and marketing activities as the Company expands and rolls out its products to broader market segments.

Discussion of Three Months ended September 30, 2013 for IIM Global

The Company generated no revenues during the nine month period ending September 30, 2013, as compared to revenues of $7,704,317 during the nine month period ending September 30, 2012.

The Company had an operating loss and net loss during the nine month period ending September 30, 2013 of $956,139 and $827,684, respectively, as compared to operating income and net income of $1,036,232 and $1,036,232, respectively, during the nine month period ending September 30, 2012.

For the nine months ended September 30, 2013, the Company used $313,653 of cash in its operations, as compared to generating $312,726 of cash during the nine months ended September 30, 2012.

The Company did not incur any capital expenditures during either of the nine month periods ended September 30, 2013 and September 30, 2012, respectively. However, the Company incurred cash outflows from investment in intangible assets in the amounts of $216, 217 and $78,653 during the respective nine month period ending September 30, 2013 and September 30, 2012.

Discussion of Year ended December 31, 2012 for Innovation in Motion

The Company generated revenues of $7,695,067 during the year ended December 31, 2012, as compared to no revenues generated during the year ended December 31, 2011.

During the year ended December 31, 2012, the Company posted operating income and net income, respectively, of $193,813, as compared to an operating loss and net loss, respectively, of $520,222 for the year ended December 31, 2011.

For the year ended December 31, 2012, the Company generated $181,702 of cash in its operations, as compared to using $480,230 in cash during the year ended December 31, 2011.

The Company incurred expenditures from investments in intangibles during each of the years ended December 31, 2012 and December 31, 2011 in the amounts of $102,203 and $59,601, respectively.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its officers:

Name	Age	Position	Year Commenced

David S. Jones		President and CEO, Secretary, Treasurer and Director	2012

David S. Jones

David S. Jones serves as Chief Executive Officer, President, Secretary and Treasurer of the Company, and is the sole director of the Company. Mr. Jones has been in global business management in all regions of the world including global management of company personnel and contractor/partner relationships. He has served as a board member on joint ventures operating in Beijing, China, Bangalore, India and Perth, Australia. He has served and managed sales, field service, managed service, systems integration and professional service, marketing, finance, engineering, business development and other areas with a particular expertise in global services, strategic partnerships and joint venture management. From 1986 through 2007, Mr. Jones worked for Motorola, Inc. with various systems, operations and development positions retiring as Vice President for Global Service Delivery Operations responsible for the global delivery of all technical call centers, network operations centers, secure operation center, technical training and services business development. He served as a board member for the joint venture between Motorola and WiPro in Bangalore, India, Motorola and ERG in Perth, Australia and Motorola and a Local Manufacturer in Beijing, China. From 2007 to 2010, Mr. Jones was Vice President and General Manager for Intermec Technologies, Inc.’s Global Services Division in Everett, Washington. Mr. Jones was responsible for Intermec's global services business including margin improvement and revenue growth, sales, third party services, marketing, finance, call centers, parts sales and professional services. From 2010 to 2011, Mr. Jones served in a consultant capacity to large and small manufacturers trying to enter or improve their services position in the market. And in 2011 Mr. Jones joined Innovation in Motion Inc. as President & CEO, which has grown from a start-up in 2009 to a pre-tax revenue of $7.7 million. Mr. Jones received his Bachelor of Science degree in Civil Engineering from Rose Hulman Institute of Technology in Terre Haute, Indiana and his Masters in Business Administration degree from Baldwin Wallace College in Berea, Ohio.

27

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are no independent directors.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings of a material nature in which the Company is a party.

EXECUTIVE COMPENSATION

Remuneration of Officers: Summary Compensation Table

Description of Compensation Table

				Aggregate				All	Annual
		Annual	Annual	Accrued			Comp-	Other	Comp-
		Earned	Payments	Salary Since		Stock and	-ensation	Comp-	ensation
Name/Position	Year	Salary	Made	Inception	Bonus	Options	Plans	ensation	Total

David Jones	2013	$0	$0
CEO and Director	2012	$0	$0

The compensation shown above is presented for the calendar/fiscal year 2013 and 2012, respectively, and represents salaries and compensation payable to the officers noted above in connection with their services for Innovation in Motion.

As of December 31, 2013, there was no accrued compensation that was due to the Company’s employees or officers. Upon successful completion by the Company of a primary public offering in the future (or the completion of other financing or funding), however, the Company may compensate officers and employees as is discussed below in “Anticipated Officer and Director Remuneration.”

Each of the officers has received certain shares of common stock in the Company in connection with the change of control of the Company and/or the Acquisition. Accordingly, the Company has not recorded any compensation expense in respect of any shares issued to the officers as such shares do not represent compensation that was paid to any officer.

There are no current plans to pay or distribute any cash or non-cash bonus compensation to officers of the Company, until such time as the Company is profitable, experiences positive cash flow or obtains additional financing. However, the Board of Directors may allocate salaries and benefits to the officers in its sole discretion. No officer is subject to a compensation plan or arrangement that results from his or her resignation, retirement, or any other termination of employment with the Company or from a change in control of the company or a change in his or her responsibilities following a change in control. The members of the Board of Directors may receive, if the Board so decides, a fixed fee and reimbursement of expenses, for attendance at each regular or special meeting of the Board, although no such program has been adopted to date. The Company currently has no retirement, pension, or profit-sharing plan covering its officers and directors; however, the Company plans to implement certain such benefits after sufficient funds are realized or raised by the Company (see “Anticipated Officer and Director Remuneration” below.)

28

Employment Agreements

David S. Jones, the CEO of the Company, has an employment agreement with the Company, originally entered into in October 2011 (and subsequently amended in August 2012). Pursuant to this agreement, Mr. Jones (as the CEO) is entitled to a base salary of $210,000, plus eligibility for performance bonuses and other perquisites. Mr. Jones also receives an automobile allowance of $1,000 per month from the Company. The employment agreement with Mr. Jones has a term of five years, thus expiring in 2016, and is subject to renewal at such time for an additional period of two years.

Roger DeLeon, a sales manager of the Company, is a party to an employment agreement with the Company. Per this agreement, Mr. DeLeon receives a base salary of $65,000, plus sales commissions, incentives and other performance-related bonuses.

The Company has certain key personnel consulting arrangements of note:

The Company retained Thomas Szoke PA, LLC (“Szoke LLC”) as a long-term contractor for the Company since May 2009. Szoke LLC is involved in all key aspects of the Company, including corporate strategy, product development, intellectual property and marketing planning. The firm is a key advisor and consultant for the board of directors and senior management of the Company. The contractor agreement originally had a term of 5 years, and is set to expire by May 2014. However, in June 2012, the Company and Szoke LLC amended the original agreement, and the newly amended agreement expires 5 years from the date of the amendment. The amended agreement increases the scope of Szoke LLC’s services to include sales support, technology planning and other operational duties. The amended agreement provides that Szoke LLC will receive a consulting fee of $25,000 per month, subject to increase by ten percent (10%) each year. In November 2012, the parties again amended the agreement, so that Szoke LLC could also provide technical support for the Company’s patenting process relating to HDR and SRIO solutions. In consideration of these additional services, Szoke LLC was granted equity awards in the Company.

The Company entered a technical consulting engagement with Andras Vago in November 2012. Pursuant to the agreement, Mr. Vago provides technical consulting with respect to the Company’s intellectual property and product development. The term of the agreement is 12 months, subject to extension by mutual agreement of the parties. In exchange for his services, Mr. Vago received equity awards from the Company.

The Company has a consulting agreement with Platinum Bay, located in Florida, for senior management advice and consultative assistance. Under this agreement (which was amended and restated in November 2012), Platinum Bay receives a flat amount of $2,100 per week for its services to the Company. The agreement expires at the end of October 2014.

Beginning in 2011, the Company also has formed a consulting relationship with John Seno with respect to SRIO development and services.

Anticipated Officer and Director Remuneration

The Company pays reduced levels of compensation to its director at present. The Company intends to pay regular, competitive annual salaries to all its officers and directors and will pay an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities and/or the Company reaches greater profitability, experiences larger and more sustained positive cash flow and/or obtains additional funding. At such time, the Company anticipates offering additional cash and non-cash compensation to officers and directors. In addition, the Company anticipates that its officers and directors will be provided with additional fringe benefits and perquisites at subsidizes rates, or at the sole expense of the Company, as may be determined on a case-by-case basis by the Company in its sole discretion. In addition, the Company may plan to offer 401(k) matching funds as a retirement benefit at a later time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this regarding the beneficial ownership of the Company’s common stock by each of the Company’s executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

29

					Percent of Class
				Percent of	After
		Number of Shares of		Class Before	Offering
Name	Position	Common Stock		Offering (1)	(2)

David S. Jones	President, CEO and Director	20,434,549		12%	8%

Andras Vago	5% shareholder	54,400,000	(3)	32%	23%

Rick Antunes	5% shareholder	33,262,800		20%	14%

Thomas Szoke	5% shareholder	33,315,940	(4)	20%	14%

Daniel Fozzati	5% shareholder	14,400,000	(5)	9%	6%

Douglas Solomon	5% shareholder	9,000,000		5%	*

Total owned by officers and directors		20,360,000		12%	8%

* Less than 1%

(1) Based upon 168,723,289 shares outstanding as of the date of this prospectus.

(2) Assumes sale of all 58,673,987 Shares offered, and 168,723,289 shares outstanding following the offering.

(3) Includes 3,200,000 shares held by Multipolaris Corporation, 32,000,000 shares held by Interpolaris Pte. Ltd. and 19,200,000 held by MP Informatikai Kft. Mr. Vago is an officer and principal of each of these entities, and he may be deemed the beneficial owner or the shares held by such entities.

(4) Includes 1,315,940 shares held by Thomas Szoke LLC. Mr. Szoke is an officer and principal of the entity, and he may be deemed the beneficial owner or the shares held by such entity.

(5) Includes 14,400,000 shares held by Walk Think LLC. Mr. Fozzati is an officer and principal of the entity, and he may be deemed the beneficial owner or the shares held by such entity.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Cassidy, a partner in the law firm which acts as counsel to the Company, is the sole owner and director of Tiber Creek Corporation which owns 250,000 shares of the Company's common stock. Tiber Creek is entitled to receive consulting fees of $100,000 from the Company and also holds shares of common stock in the Company. Tiber Creek and its affiliate, MB Americus LLC, a California limited liability company, each currently hold 250,000 shares in the Company.

James Cassidy and James McKillop, who is the sole officer and owner of MB Americus, LLC, were both formerly officers and directors of the Company. As the organizers and developers of Silverwood, Mr. Cassidy and Mr. McKillop were involved with the Company prior to the Acquisition. In particular, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the registration statement for the Company.

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 58,673,987 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $0.60 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be "underwriters" under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

30

The following table sets forth ownership of shares held by each person who is a selling shareholder.

Name	Shares Owned Before Offering (1)		Offered Herein	Shares Owned After Offering (2)
	Number	Percentage	Number	Number	Percentage

David S. Jones
CEO and Director	20,434,549	14%	6,830,365	13,604,184	8%

Rick Antunes	33,262,800	20%	9,978,840	23,283,960	14%

Haraldo Artman	100,000	*	100,000	0	*

Suzanne Bannister	200,000	*	200,000	0	*

Luis Barroso	60,000	*	60,000	0	*

James Cassidy (3)	250,000	*	250,000	0	*

Roger Deleon	100,000	*	100,000	0	*

Interpolaris Pte. Ltd.	32,000,000	19%	9,600,000	22,400,000	13%

Ryan Karleskint	200,000	*	200,000	0	*

Danny Katz	60,000	*	60,000	0	*

Eric Katz	40,000	*	40,000	0	*

James McKillop (4)	250,000	*	250,000	0	*

Jon Melzer	250,000	*	250,000	0	*

Melba Liliana Gonzalez Molina	2,400,000	2%	720,000	1,680,000	*

MP Informatikai Kft.	19,200,000	11%	5,760,000	13,440,000	8%

Multipolaris Corporation	3,200,000	2%	960,000	2,240,000	2%

Douglas W. Solomon	9,000,000	5%	9,000,000	0	*

Thomas Szoke	32,000,000	19%	9,600,000	22,400,000	13%

Thomas Szoke LLC	1,315,940	1%	394,782	921,158	1%

WalkThink LLC	14,400,000	9%	4,320,000	10,080,000	6%

* Less than 1%

(1) Based upon 168,723,289 shares outstanding as of the date of this prospectus.

(2) Assumes sale of all 58,673,987 Shares offered, and 168,723,289 shares outstanding following the offering.

(3) Includes 250,000 shares held by Tiber Creek Corporation, a Delaware corporation, which provided certain services to the Company as discussed herein. Mr. Cassidy is the president and sole shareholder of Tiber Creek Corporation.

(4) Includes 250,000 shares held by MB Americus, LLC, a California limited liability company. Mr. McKillop also works with Tiber Creek Corporation from time to time. Mr. McKillop is an officer and the sole shareholder of MB Americus, LLC.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 168,723,289 shares of common stock outstanding of which 20,434,549 shares are owned by officers and directors of the Company.

31

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company's securities. However, at present, due to the Company’s previous status as a shell company, shareholders cannot currently rely upon Rule 144 for resales of the Company’s securities (pursuant to Rule 144(i)).

Rule 144 establishes specific criteria for determining whether a person is not engaged in a distribution of securities. Among other things, Rule 144 creates a safe harbor whereby a person satisfying the applicable conditions of the Rule 144 safe harbor is deemed not to be engaged in a distribution of the securities and therefore not an underwriter of the securities. If a purchaser of securities is unable to rely upon Rule 144 to sell securities (due to Rule 144(i)), then the securities must be registered or another exemption from registration must be found in order for the distribution of securities to be made. In the event that the securities are not registered or another exemption is not found, a purchaser of securities cannot sell or transfer the shares of common stock in the Company since the Company does not meet the requirements of Rule 144(i)(2).

Pursuant to Rule 144(i), reliance upon Rule 144 is typically available for the resale of restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company (or an issuer that has been at any time previously a reporting or non-reporting shell company) only if the following conditions are met:

•	The issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;
•	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;
•	The issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	At least one year has elapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company.

LEGAL MATTERS

Cassidy & Associates, Beverly Hills, California (“Cassidy & Associates”), has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company. A member of the law firm of Cassidy & Associates is an officer and director of Tiber Creek Corporation and may be considered the beneficial owner of the 250,000 shares of common stock of the Company owned by Tiber Creek Corporation.

Interest of Counsel

Cassidy & Associates, counsel for the Company, who has given an opinion upon the validity of the securities being registered and upon other legal matters in connection with the registration or offering of such securities, had, or is to receive in connection with the offering, a substantial interest in the Company and was connected with the Company through Silverwood Acquisition. James Cassidy, a partner of Cassidy & Associates, was a director and officer of Silverwood Acquisition prior to its change of control and subsequent business combination with Innovation in Motion.

EXPERTS

Anton & Chia, LLP, an independent registered public accounting firm, has audited the balance sheets of Innovation in Motion, Inc. as of December 31, 2012 and December 31, 2011, respectively, and the related statements of operations, changes in members’ equity (deficit), and cash flows for the years ended December 31, 2012 and December 31, 2011, respectively. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of June 17, 2013, given their authority as experts in accounting and auditing.

Anton & Chia, LLP, an independent registered public accounting firm, has audited Silverwood Acquisition Corporation’s (a development stage company) balance sheets as of December 31, 2012 and December 31, 2011, respectively, and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2012 and the period from September 21, 2011 (Inception) through December 31, 2011, respectively. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of April 1, 2013, given their authority as experts in accounting and auditing.

32

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation includes an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders or others by reason of a breach of the director’s fiduciary duty or otherwise, except under certain limited circumstances.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act. However, the indemnification provided in the certificate of incorporation is broad and should be considered to be of a broad scope and wide extent.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

33

INNOVATION IN MOTION, INC.

FINANCIAL STATEMENTS

December 31, 2012 and 2011

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Innovation In Motion, Inc.

We have audited the accompanying balance sheets of Innovation In Motion, Inc (the “Company”), as of December 31, 2012 and 2011 and the related statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2012 and 2011.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurances about whether the financial statements are free of material misstatements.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  Our audits include examining, on a test basis, evidence supporting the amounts of disclosures in the financial statements.  Our audits also include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Innovation In Motion, Inc., as of December 31, 2012 and 2011 and the results of its operations and cash flows for years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements are presented assuming the Company will continue as a going concern. As more fully described in Note 2 to the financial statements, the Company has sustained accumulated losses from operations totaling approximately $515,000 and $708,000 at December 31, 2012 and 2011, respectively. All revenues recognized in 2012 are generated from one project - “Ghana 2010 Election” and are expired after December 31, 2012. These conditions, among others, raise substantial doubt about its ability to continue as a going concern. Management's plans to address these conditions are also set forth in Note 2 to the consolidated financial statements. The accompanying financial statements do not include any adjustments which might be necessary if the Company is unable to continue as a going concern.

/s/ Anton & Chia, LLP

Newport Beach, California

June 17, 2013

INNOVATION IN MOTION, INC

Balance Sheets

December 31, 2012 and 2011

ASSETS
	December 31,
	2012	2011
Current Assets
Cash	$17,568	$4,404
Accounts receivable	117,924	-
Loan receivable-related party	-	197,619

Total Current Assets	135,492	202,023

Property and equipment, net	59,492	80,974
Intangible, net	184,333	102,663

Total Assets	$379,317	$385,660

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$90,048	$39,809
Due to related parties	13,560	-

Total Current Liabilities	103,608	39,809

Commitments and contingencies

Stockholder's Equity
Common stock, 200,000,000 shares authorized
$0.0001 par value, 97,200,000 and 88,200,000 shares issued
and outstanding at December 31, 2012 and 2011, respectively	9,720	8,820
Additional paid-in capital	780,485	1,045,339
Accumulated deficit	(514,496)	(708,309)

Total Stockholder's Equity	275,709	345,850

Total Liabilities and Stockholders' Equity	$379,317	$385,660

INNOVATION IN MOTION, INC

Statements of Operations

For the Years Ended December 31, 2012 and 2011

	December 31,
	2012	2011
Revenues:
Product revenues	$7,695,067	$-
Support and maintenance revenues	-	-
Total Revenues	7,695,067	-

Cost of Goods Sold	6,500,195	-

Gross Profit	1,194,872	-

Operating Expenses
Depreciation and amortization	42,014	14,736
General and administrative	959,045	505,485
	1,001,059	520,222

Income / (Loss) before other expenses	193,813	(520,222)

Income /(Loss) before income taxes	193,813	(520,222)

Income taxes	-	-

Net Income / (Loss)	$193,813	$(520,222)

Loss per share	$0.00	$(0.01)

Weighted average shares	91,019,178	79,837,808

INNOVATION IN MOTION, INC

Statement of Changes in Stockholders' Equity

For the Years Ended December 31, 2012 and 2011

			Additional
	Common Stock	Paid-In	Accumulated	Stockholders'	Total
	Shares	Amount	Capital	Deficit	Equity

Balance December 31, 2010	60,000,000	6,000	221,758	(188,087)	39,671

Issuance of shares for cash	22,200,000	2,220	(1,850)	-	370

Issuance of shares upon exercise of stock options	6,000,000	600	(500)		100

Additional contributed capital	-	-	825,931	-	825,931

Net loss	-	-	-	(520,222)	(520,222)

Balance December 31, 2011	88,200,000	8,820	1,045,339	(708,309)	345,850

Issuance of shares upon exercise of stock options	9,000,000	900	(100)	-	800

Additional contributed capital	-	-	(264,754)		(264,754)

Net income	-	-	-	193,813	193,813

Balance-December 31, 2012	97,200,000	$9,720	$780,485	$(514,496)	$275,709

INNOVATION IN MOTION, INC

Statements of Cash Flows

For the Years Ended December 31, 2012 and 2011

	December 31,
	2012	2011
OPERATING ACTIVITIES:
Net income (loss)	$193,813	$(520,222)
Adjustments to reconcile net loss to net cash used
in operating activities:
Write off of loan receivable	-	-
Depreciation and amortization expense	42,014	14,736
Changes in assets and liabilities:
Accounts receivable	(117,924)	-
Accounts payable and accrued expenses	50,239	25,255
Due to related parties	13,560	-

Net cash (used in) operating activities	181,702	(480,230)

INVESTING ACTIVITIES:
Loan receivable	(245,865)	(197,619)
Purchase of property and equipment	-	-
Investment in intangibles	(102,203)	(59,601)

Net cash used in investing activities	(348,068)	(257,220)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	800	470
Additonal contributed capital	178,730	739,880

Net cash provided by financing activities	179,530	740,350

Net Increase in cash	13,165	2,899

CASH AT BEGINNING OF PERIOD	4,404	1,505

CASH AT END OF PERIOD	$17,568	$4,404

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment contributed by shareholders	$-	$86,051

INNOVATION IN MOTION, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

1. ORGANIZATION AND Nature of Operations

Innovation In Motion, Inc. (“IIM” or the "Company") was incorporated on April 6, 2009 in the State of Florida. The Company headquarters is in Lake Mary, Florida and provides handheld mobile biometric devices which are used primarily by government and law enforcement agencies to capture and process the unique characteristics of individuals to verify their identities. Additionally, the Company has recently introduced a new highly secured biometric wallet device to store personal data including credit card and banking information to be used in a variety of transactions.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Cash Equivalents

Cash equivalents consist of amounts held as bank deposits and highly liquid debt instruments purchased with an original maturity of three months or less. The Company had no cash equivalents as of December 31, 2012 and 2011.

Use of Estimates

The preparation of the financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The assumptions used by management in future estimates could change significantly due to changes in circumstances, including, but not limited to, challenging economic conditions. Accordingly, future estimates may differ significantly.

INNOVATION IN MOTION, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

In fiscal year 2012, the Company entered into an agreement to provide biometric verification solutions for the “Ghana 2012 Election”. In connection with this agreement, the Company entered into another agreement to outsource the manufacturing of the hardware component (handheld devices). The manufactures of the handheld devices also covers the warranty on any defective units for a period of twelve months. All services requested under the Ghana 2012 Election project were delivered and accepted in 2012 and management does not expect any future commitment or involvement and accordingly all revenues and related costs related to this agreement were recorded in the accompanying statements of operations for the year ended December 31, 2012.

Revenue is recognized when all of the following criteria have been met:

●	Persuasive evidence of an arrangement exists. The Company generally relies upon sales contracts or agreements, and customer purchase orders to determine the existence of an arrangement.

●	Delivery has occurred. The Company uses shipping terms and related documents, or written evidence of customer acceptance, when applicable, to verify delivery or performance.

●	Sales price is fixed or determinable. The Company assesses whether the sales price is fixed or determinable based on the payment terms and whether the sales price is subject to refund or adjustment.

●	Collectability is reasonably assured. The Company assesses collectability based on creditworthiness of customers as determined by credit checks and customer payment histories. The Company records accounts receivable net of allowance for doubtful accounts, estimated customer returns, and pricing credits.

INNOVATION IN MOTION, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations

The Company currently maintains substantially all of its cash with major financial institutions. At times, cash balances may be in excess of the amounts insured by the Federal Deposit Insurance Corporation.

In 2012, one customer accounted for 100% of revenues and accounts receivable and one vendor accounted for 100% of cost of sales and purchases.

Property and Equipment, net

Property and equipment consisted of furniture and fixtures and computer equipment, and are stated at cost. Property and equipment are depreciated using the straight-line method over the estimated service lives of three years. Maintenance and repairs are expensed as incurred and improvements are capitalized. Gains or losses on the disposition of property and equipment are recorded upon disposal. All property and equipment were purchased by one of the Company’s officers and shareholder and were recorded as additional capital contribution in the accompanying 2012 balance sheet. Depreciation expense amounted to $21,482 and $5,077 for the years ended December 31, 2012 and 2011, respectively.

Presentation as a Going Concern

The Company sustained operating losses during the years ended December 31, 2011 and all revenues recognized in 2012 are generated from one project - the “Ghana 2010 Election” and are expired after December 31, 2012. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtain additional financing, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Management plans for 2013 are to find other new customers to generate revenues but future revenues are uncertain. If no revenue can be generated in the future, the Company may have to reduce its operating expenses and to seek additional funding through debt and/or equity offerings.

INNOVATION IN MOTION, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Intangible Assets

Acquired intangible assets are amortized over their useful lives unless the lives are determined to be indefinite. Acquired intangible assets are carried at cost, less accumulated amortization. Amortization of finite-lived intangible assets is computed over the useful lives of  the respective assets. The Company amortizes intangible assets over ten years.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.

If the carrying amount of an asset exceeds its undiscounted estimated future cash flows, an impairment review is performed. An impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet. For the years ended December 31, 2012 and 2011, there were no impairment charges.

Fair Value Measurements

ASC 820, “Fair Value Measurements”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value: Level 1, defined as observable inputs such as quoted prices in active markets for identical assets or liabilities; Level 2, inputs other than level one that are either directly or indirectly observable such as quoted prices for identical or similar assets or liabilities on markets that are not active; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions. The Company had no assets or liabilities required to be recorded at fair value on a recurring basis at December 31, 2012 and 2011.

INNOVATION IN MOTION, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Income (Loss) per Common Share

The Company computes net income (loss) per share in accordance with ASC 260, "Earnings per Share". ASC 260 requires presentation of both basic and diluted earnings (loss) per share on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740, “Accounting for Income Taxes”, as of its inception. Pursuant to ASC 740 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Share-Based Payment Arrangements

Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on the estimated number of awards that are ultimately expected to vest. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expenses resulting from share-based payments are recorded in operating expenses in the statement of operations.

INNOVATION IN MOTION, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In July 2012, The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2012-02, Intangibles—Goodwill and Other, Accounting Standards Codification (“ASC”) Topic 350, Testing Indefinite-Lived Intangible Assets for Impairment (“ASU 2012-02”). ASU 2012-02 amends the guidance in ASC 350-30. The intent of this ASU is to reduce the cost and complexity of performing an impairment test for indefinite-lived intangible assets by permitting an entity to first assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis to determine whether it is necessary to perform the quantitative impairment test in accordance with ASC 350-30. Previous guidance in ASC Topic 350-30 required an entity to test indefinite-lived intangible assets for impairment, on at least an annual basis, by comparing the fair value of the asset with its carrying amount. If the carrying amount of the intangible asset exceeds its fair value, an entity should recognize an impairment loss in the amount of that excess. The amendments in the ASU provides an entity the option not to calculate the fair value of an indefinite-lived intangible asset annually if the entity determines that it is not more likely than not that the asset is impaired. The guidance is effective for annual and interim impairment tests performed for fiscal year beginning after September 15, 2012. Early adoption is permitted. The Company is evaluating the effect, if any; adoption of ASU 2012-02 will have on its financial statements.

In December 2011, the FASB issued ASU No. 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05 (“ASU 2011-12”). ASU 2011-12 indefinitely defers certain provisions of ASU 2011-05, including the requirement to present reclassification adjustments out of accumulated other comprehensive income by component in both the statement in which net income is presented and the statement in which other comprehensive income is presented. ASU 2011-12 does not change the primary provisions of ASU 2011-05, which eliminate the option to present the components of other comprehensive income as part of the statement of equity. Both ASU 2011-12 and ASU 2011-05 are effective in the first quarter of fiscal year 2012 and should be applied retrospectively. The Company’s adoption of ASU 2011-05 in fiscal year 2012 had no impact on its financial statements.

INNOVATION IN MOTION, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In May 2011, the FASB issued ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards, ASU Topic 820, Fair Value Measurement (“ASU 2011-04”), to provide a consistent definition of fair value and ensure that the fair value measurement and disclosure requirements are similar between U.S. GAAP and International Financial Reporting Standards. ASU 2011-04 changes certain fair value measurement principles and enhances the disclosure requirements particularly for Level 3 fair value measurements. ASU 2011-04 is effective in the first quarter of fiscal year 2012. The Company’s adoption of ASU 2011-04 in fiscal year 2012 had no significant impact on its results of operations or financial condition.

3. INTANGIBLE ASSETS

Intangible assets consist of the following as of December 31, 2012 and 2011:

	2012	2011

HDR	$130,432	$73,342
SRIO	86,673	41,560
	217,105	114,902
Less amortization	(32,772)	(12,239)

	$184,333	$102,663

Intangible assets consist of legal and global patent registration costs related to the Company’s technology HDR (Handheld biometric mobile devices) and SRIO (Biometric wallet devices).

Amortization expense related was $20,533 and $9,659 for fiscal years 2012 and 2011, respectively.

INNOVATION IN MOTION, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

4. DUE TO RELATED PARTIES

Due to related parties consist of advances from and accrued salaries to officers and directors of the Company. These advances do not bear interest and are due on demand. The balance of due to related parties was $13,560 and $0 as of December 31, 2012 and 2011.

5. STOCK OPTIONS

There was no unvested compensation as of December 31, 2012 and 2011. The Company granted 4,000,000 and 1,000,000 stock options to Directors during the years ended December 31, 2012 and 2011, respectively. Compensation expense related to stock options granted was insignificant during the years ended December 31, 2012 and 2011. Stock options exercised were 4,000,000 and 1,000,000 (pre-stock split) during the years ended December 31, 2012 and 2011, respectively.

The fair value of each option award is estimated on the date of grant using the Black-Scholes option valuation model that uses the assumptions noted in the following table. Because the Black-Scholes option valuation model incorporate ranges of assumptions for inputs, those ranges are disclosed. Expected volatilities are based on historical volatilities of comparable publicly traded companies. The Company uses historical data to estimate option exercise and employee termination within the valuation model. The expected term of options granted is derived from estimates and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

	December 31, 2012	December 31, 2011
Expected Volatility	75%	101%
Expected dividends	−%	−%
Expected terms (in years)	1	1
Risk-free rate	0.16%	0.12%
Forfeiture rate	−%	−%

INNOVATION IN MOTION, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

5. STOCK OPTIONS (continued)

A summary of (pre-stock split) option activity as of December 31, 2012 and 2011, and changes during the years then ended are presented below:

		Weighted-	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Options	Price	Life (Years)	Value
Outstanding at December 31, 2010	-	$-	-	$-
Granted	1,000,000	0.0001	1.00	-
Exercised	(1,000,000)	0.0001	1.00	-
Forfeited or expired	-	-	-	-
Outstanding at December 31, 2011	-	$-	-	-
Exercisable at December 31, 2011	-	$-	-	-

	Options	Weighted- Average Exercise Price	Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2011	-	$-	-	$-
Granted	4,000,000	0.0002	1.00	-
Exercised	(4,000,000)	0.0002	1.00	-
Forfeited or expired	-	-	-	-

Outstanding at December 31, 2012	-	$-	-	$-

Exercisable at December 31, 2012	-	$-	-	$-

INNOVATION IN MOTION, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

6. INCOME TAXES

Our provisions (benefits) from income taxes for the years ended December 31, 2012 and 2011, respectively, were as follows (using our blended effective Federal and State income tax rate of 35.0%):

	2012	2011

Current Tax Provision:
Federal and state
Taxable income	$-	$-
Total current tax provision	$-	$-

Deferred Tax Provision:
Federal and state
Net loss carryforwards	$(514,000)	$(708,000)
Change in valuation allowance	514,000	708,000
Total deferred tax provision	$-	$-

Deferred tax assets at December 31, 2012 and 2011 consisted of the following:

	2012	2011
Deferred tax assets:
Net operating loss carryforwards	$180,000	$248,000
Valuation allowance	(180,000)	(248,000)
Net deferred tax assets	$-	$-

INNOVATION IN MOTION, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

6. INCOME TAXES (continued)

Internal Revenue Code Section 382 and similar Florida rules place a limitation on the amount of taxable income that can be offset by net operating loss carryforwards (“NOL”) after a change in control (generally greater than a 50% change in ownership). Transactions such as planned future sales of our common stock may be included in determining such a change in control. These factors give rise to uncertainty as to whether the net deferred tax assets are realizable. We have approximately $514,000 in NOL at December 31, 2012 that will begin to expire in 2029 for federal and state purposes and could be limited for use under IRC Section 382. We have recorded a valuation allowance against the entire net deferred tax asset balance due because we believe there exists a substantial doubt that we will be able to realize the benefits due to our lack of a history of earnings and due to possible limitations under IRC Section 382. A reconciliation of the expected tax benefit computed at the U.S. federal and state statutory income tax rates to our tax benefit for the years ended December 31, 2012 and 2011 is as follows:

	Years ended December 31,
	2012		2011

Federal income tax rate at 35%	$(180,000)	35.0%	$(248,000)	35.0%
State income tax, net of federal benefit	-	-%	-	-%
Change in valuation allowance	180,000	(35.0)%	248,000	(35.0)%
Benefit for income taxes	$-	-%	$-	-%

We file income tax returns in the U.S. with varying statutes of limitations. Our policy is to recognize interest expense and penalties related to income tax matters as a component of our provision for income taxes. There were no accrued interest and penalties associated with uncertain tax positions as of December 31, 2012 and 2011. We have no unrecognized tax benefits and thus no interest or penalties included in the financial statements.

7. EQUITY

In August 2009, the Company issued 10,000,000 shares (pre stock split) of common stock to the Company’s founders for no consideration.

During the year ended December 31, 2011, the Company issued 3,700,000 shares (pre stock split) of common stock to unrelated parties for $370, the per share price was $0.0001. Additionally, the Company issued 1,000,000 shares (pre stock split) to a Company’s officer related to exercise of his stock options at an exercise price of $0.0001 per share.

INNOVATION IN MOTION, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

7. EQUITY (continued)

During the year ended December 31, 2012, the Company issued 1,000,000 shares (pre stock split) and additional 3,000,000 shares (after stock split) to three officers and directors related to exercise of their stock options at an exercise price of $0.0002 per share.

On November 18, 2012, the Company effectuated a 6:1 stock split of all outstanding common stock. The effect of this stock split has been retroactively adjusted as of the earliest periods presented in these financial statements.

8. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company subleases its facility under a noncancelable operating lease from a tenant that is affiliated with a principal shareholder; the sublease expires in January 2017.

The following is a schedule by year of future minimum rental payments (including escalation charges) required under the operating lease for the next five years that has a noncancelable sublease term in excess of one year as of December 31, 2012:

Year ended December 31:
2013	$100,188
2014	148,296
2015	148,296
2016	148,296
2017	12,358
$557,434

Total rent expense for the operating lease totaled $8,679 and $0 for the years ended December 31, 2012 and 2011, respectively.

Executive Compensation

Employment agreements executed with two of the Company’s executives call for a base salary for each executive of $210,000 per year. The two executives are also entitled to annual bonuses which is based on performance and attaining certain operational milestones.

INNOVATION IN MOTION, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

In fiscal year 2011, the Company entered into a co-development agreement with a related company through a common shareholder to develop complex information technology and communication systems. According to the terms of the co-development agreement, all costs and expenses incurred by the Company related to the project were reimbursed by the affiliated company. All reimbursed costs collected in 2011 and 2012 under this agreement were classified as additional paid in capital in the accompanying balance sheet.

The Company had a loan receivable from a related company in the amount of $197,619 as of December 31, 2011. In 2012 the Company wrote off the balance of this loan and recorded the amount as a reduction to shareholders’ equity.

In May 2009, the Company entered into a consulting agreement with a Company officer who is also a shareholder to provide consulting services to the Company with a term of 60 months. The consulting agreement was amended in June 2012 to specify a flat monthly fee to be paid to the consultant of $25,000 per month.

10. SUBSEQUENT EVENTS

The Company signed a term sheet on January 23, 2013 with IIM Global Corporation (a publicly traded entity) to outline those terms pursuant to which a definitive merger agreement may be entered on or before June 2013. The merger, if consummated, shall qualify as a tax-free reorganization under the Internal Revenue Code. While the publicly traded entity will be the surviving legal entity, the Company shareholders will own a majority of the combined company upon closing. Therefore, it is anticipated that for accounting purposes, Innovation in Motion Inc. will be deemed the accounting acquirer.

FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets as of September 30, 2013 (unaudited) and December 31, 2012	1

Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2013 and 2012 (unaudited)	2

Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2013 and 2012 (unaudited)	3

Not Notes to Condensed Financial Statements (unaudited)	4-8

IIM GLOBAL CORP.

(FORMERLY SILVERWOOD ACQUISITION CORPORATION)

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS

Current Assets
Cash	$2,849	$17,718
Accounts receivable	-	117,924
Total Current Assets	2,849	135,642

Property and equipment, net	43,381	59,492
Intangible, net	383,558	184,333

Total Assets	$429,789	$379,467

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$108,579	$90,398
Due to related parties	43,002	13,560

Total Current Liabilities	151,580	103,958

Commitments and contingencies

Stockholder's Equity
Common stock, 300,000,000 shares authorized $0.0001 par value, 159,803,812 and 97,200,000 shares issued and outstanding at September 30, 2013 and December 31, 2012 (*)	16,062	9,720
Common stock subscribed	-	-
Additional paid-in capital	1,604,326	780,485
Accumulated deficit	(1,342,180)	(514,696)

Total Stockholder's Equity	278,209	275,509

Total Liabilities and Stockholders' Equity	$429,789	$379,467

* The December 31, 2012 capital accounts of the Company have been retroactively restated to reflect the equivalent number of common shares based on the exchange ratio of the merger transaction. See Note 2.

1

IIM GLOBAL CORP.

(FORMERLY SILVERWOOD ACQUISITION CORPORATION)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Revenues:
Product revenues	$-	$82,942	$-	$7,688,371
Support and maintenance revenues	-	-	-	15,946
Total Revenues	-	82,942	-	7,704,317

Cost of Goods Sold	-	700	-	6,159,759

Gross Profit	-	82,242	-	1,544,558

Operating Expenses
Depreciation and amortization	11,186	10,504	33,102	31,511
Research and development	43,000	-	43,000	7,511
General and administrative	240,533	255,029	880,037	469,304
	294,719	265,532	956,139	508,326

(Loss)/Income from operations	(294,719)	(183,290)	(956,139)	1,036,232

Other Income
Gain on forgiveness of payroll liabilities	-	-	128,456	-
	-	-	128,456	-

(Loss)/income before income taxes	(294,719)	(183,290)	(827,684)	1,036,232

Income taxes	-	-	-	-

Net (loss)/Income	$(294,719)	$(183,290)	$(827,684)	$1,036,232

(Loss)/earnings per share - basic and diluted	$(0.00)	$(0.00)	$(0.01)	$0.01
Weighted average shares - basic and diluted (*)	97,200,000	92,200,000	108,599,293	89,533,333

* The capital accounts of the Company have been retroactively restated to reflect the equivalent number of common shares based on the exchange ratio of the merger transaction in determining the basic and diluted weighted average shares. See Note 2

2

IIM GLOBAL CORP.

(FORMERLY SILVERWOOD ACQUISITION CORPORATION)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended
	September 30,
	2013	2012
OPERATING ACTIVITIES:
Net (loss)/income	$(827,684)	$1,036,232
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Share based compensation	-	-
Depreciation and amortization expense	33,102	31,511
Changes in assets and liabilities:
Accounts receivable	117,924	(2,296,464)
Accounts payable and accrued expenses	333,562	1,527,888
Due to related parties	29,442	13,560

Net cash (used in)/provided by operating activities	(313,653)	312,726

INVESTING ACTIVITIES:
Loan receivable	-	(187,125)
Investment in intangible assets	(216,217)	(78,653)

Net cash used in investing activities	(216,217)	(265,778)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	-	200
Common stock subscribed	515,000	-
Additional contributed capital	-	69,909

Net cash provided by financing activities	515,000	70,109

Net (decrease)/increase in cash	(14,869)	117,057

CASH AT BEGINNING OF PERIOD	17,718	4,404

CASH AT END OF PERIOD	$2,849	$121,461

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued to settle payroll liabilities	$310,454	$-

3

NOTE 1 – DESCRIPTION OF BUSINESS AND MERGER

IIM Global Corporation (formerly Silverwood Acquisition Corporation) ("IIM Global" or the "Company") was incorporated on September 21, 2011 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. IIM Global has been in the developmental stage since inception. In addition to a change in control of its management and shareholders, the Company's operations to date have been limited to issuing shares and filing a registration statement on Form 10 pursuant to the Securities Exchange Act of 1934. IIM Global was formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

On December 20, 2012, the shareholders of the Corporation and the Board of Directors unanimously approved the change of the Registrant's name to IIM Global Corporation and filed such change with the State of Delaware. The registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $0.0001 per share for an aggregate redemption price of $1,950. The current officers and directors resigned, and a new officer/director was appointed and elected resulting in the change of control of the Company.

On August 12, 2013, IIM Global acquired Innovation in Motion Inc., a Florida corporation (“Innovation in Motion”), in a stock-for-stock transaction (the “Acquisition”). The purpose of the Acquisition was to facilitate and prepare the Company for a registration statement and/or public offering of securities.

The Acquisition was effected by the Company through the exchange of each of the outstanding shares and interests of Innovation in Motion for 1.6 shares of common stock of the Company. As a result, in the Acquisition, 97,970,562 shares and interests of common stock of Innovation in Motion were exchanged for, and converted into, 156,752,899 shares of common stock of the Company.

Innovation in Motion was formed in April 2009 in the State of Florida, and was a private company operating in two technology fields: the handheld identification market and mobile payment market. Since its inception, Innovation in Motion has provided handheld mobile biometric devices which are used primarily by government and law enforcement agencies to capture and process the unique characteristics of individuals to verify their identities. Additionally, the Company has recently introduced a new highly secured biometric wallet device to store personal data including credit card and banking information to be used in a variety of transactions.  The Company has a business focus in the identification, security and mobile payment businesses, and it had its technology used during the election process in Ghana, Africa. The Company has a range of state-of-the-art products in these fields and has begun serious market penetration with the sale and placement of units.

As a result of the Acquisition, Innovation in Motion became a wholly owned subsidiary of the Company. The Company, as the sole shareholder of Innovation in Motion, has taken over the operations and business plans of Innovation in Motion.

NOTE 2 – REVERSE MERGER ACCOUNTING

Since former Innovation in Motion security holders owned, after the merger, the majority of IIM Global shares of common stock, and as a result of certain other factors, including that all members of the Company’s executive management are from Innovation in Motion,  Innovation in Motion is deemed to be the acquiring company for accounting purposes and the merger was accounted for as a reverse merger and a recapitalization in accordance with generally accepted accounting principles in the United States (“GAAP”). These condensed consolidated financial statements reflect the historical results of Innovation in Motion prior to the merger and that of the combined Company following the merger, and do not include the historical financial results of IIM Global prior to the completion of the merger. Common stock and the corresponding capital amounts of the Company pre-merger have been retroactively restated as capital stock shares reflecting the exchange ratio in the merger.

NOTE 3 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Condensed Consolidated Financial Statements

The accompanying unaudited condensed consolidated financial statements primarily reflect the financial position, results of operations and cash flows of Innovation in Motion (as discussed above). The accompanying unaudited condensed consolidated financial statements of Innovation in Motion have been prepared in accordance with GAAP for interim financial information and pursuant to the instructions to Form 10-Q and Article 10 of Regulation S-X of the Securities and Exchange Commission. Accordingly, these interim financial statements do not include all of the information and footnotes required by GAAP for annual financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2013 are not necessarily indicative of the results that may be expected for the year ending December 31, 2013, or for any other period.

Use of Estimates

In preparing these condensed consolidated financial statements in conformity with GAAP, management is required to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates and assumptions included in our consolidated financial statements relate to the valuation of long-lived assets, accruals for potential liabilities, and valuation assumptions related to equity instruments and share based payments.

Concentration of Credit Risk

The Company’s financial instruments that potentially expose the Company to a concentration of credit risk consist of cash, accounts payable, accrued expense and a related party payable. The Company’s cash is deposited at a financial institution and insured by the Federal Deposit Insurance Corporation (“FDIC”). At various times during the year, the Company may have exceeded this amount insured by the FDIC.

4

Income Taxes

The Company accounts for income taxes under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 740 “Income Taxes.” Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Property and Equipment, net

Property and equipment consisted of furniture and fixtures and computer equipment, and are stated at cost. Property and equipment are depreciated using the straight-line method over the estimated service lives of three years. Maintenance and repairs are expensed as incurred and improvements are capitalized. Gains or losses on the disposition of property equipment are recorded upon disposal. All property and equipment were purchased by one of the Company’s officers and shareholder and were recorded as additional capital contribution in the accompanying balance sheet. Depreciation expense amounted to $16,111 for the nine month periods ended September 30, 2013 and 2012.

Intangible Assets

Acquired intangible assets are amortized over their useful lives unless the lives are determined to be indefinite. Acquired intangible assets are carried at cost, less accumulated amortization. Amortization of finite-lived intangible assets is computed over the useful lives of the respective assets. The Company amortizes intangible assets over ten years. Amortization expense amounted to $16,991 and $15,399 for the nine month periods ended September 30, 2013 and 2012, respectively.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.

If the carrying amount of an asset exceeds its undiscounted estimated future cash flows, an impairment review is performed. An impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet. For the nine month periods ended September 30, 2013 and 2012, there were no impairment charges.

Revenue Recognition

We recognize revenue for our services when each of the following four criteria is met: persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; the seller’s price to the buyer is fixed or determinable; and collectability is reasonably assured. During the second half of fiscal year 2012, Innovation In Motion entered into an agreement to provide biometric verification solutions for the “Ghana 2012 Election”, in connection with this agreement, the Innovation In Motion entered into another agreement to outsource the manufacturing of the hardware component (handheld devices). The manufacturer of the handheld devices also covers the warranty on any defective units for a period of twelve months. All services requested under the Ghana 2012 Election project were delivered and accepted in 2012 and management does not expect any future commitment or involvement and accordingly all revenues and related costs related to this agreement were recorded during the first half of the year ended December 31, 2012. There were no revenues recognized during the nine months ended September 30, 2013.

Net Loss per Common Share

The Company computes net loss per share in accordance with ASC 260, "Earnings per Share". ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

Fair Value Measurements

ASC 820, “Fair Value Measurements”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value: Level 1, defined as observable inputs such as quoted prices in active markets for identical assets or liabilities; Level 2, inputs other than level one that are either directly or indirectly observable such as quoted prices for identical or similar assets or liabilities on markets that are not active; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions. The Company had no assets or liabilities required to be recorded at fair value on a recurring basis at September 30, 2013 and December 31, 2012.

Share-Based Payment Arrangements

Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on the estimated number of awards that are ultimately expected to vest. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expenses resulting from share-based payments are recorded in operating expenses in the statement of operations.

5

Recent Accounting Pronouncements

Adopted

Effective January 2013, we adopted FASB ASU No. 2011-11, Balance Sheet (Topic 210):  Disclosures about Offsetting Assets and Liabilities (ASU 2011-11).  The amendments in ASU 2011-11 require the disclosure of information on offsetting and related arrangements for financial and derivative instruments to enable users of its financial statements to understand the effect of those arrangements on its financial position.  Amendments under ASU 2011-11 will be applied retrospectively for fiscal years, and interim periods within those years, beginning after January 1, 2013.  The adoption of this update did not have a material impact on the financial statements.

Effective January 2013, we adopted FASB ASU No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive (ASU 2013-02).  This guidance is the culmination of the FASB’s deliberation on reporting reclassification adjustments from accumulated other comprehensive income (AOCI).  The amendments in ASU 2013-02 do not change the current requirements for reporting net income or other comprehensive income.  However, the amendments require disclosure of amounts reclassified out of AOCI in its entirety, by component, on the face of the statement of operations or in the notes thereto.  Amounts that are not required to be reclassified in their entirety to net income must be cross-referenced to other disclosures that provide additional detail.  This standard is effective prospectively for annual and interim reporting periods beginning after December 15, 2012.  The adoption of this update did not have a material impact on the financial statements.

Not Adopted

In February 2013, the FASB issued ASU No. 2013-04, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date. The amendments in ASU 2013-04 provide guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this Update is fixed at the reporting date, except for obligations addressed within existing guidance in U.S. GAAP. The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. The guidance in this Update also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations. The amendment in this standard is effective retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013. We are evaluating the effect, if any, adoption of ASU No. 2013-04 will have on our financial statements.

In April 2013, the FASB issued ASU No. 2013-07, Presentation of Financial Statements (Top 205): Liquidation Basis of Accounting. The objective of ASU No. 2013-07 is to clarify when an entity should apply the liquidation basis of accounting and to provide principles for the measurement of assets and liabilities under the liquidation basis of accounting, as well as any required disclosures. The amendments in this standard is effective prospectively for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. We are evaluating the effect, if any, adoption of ASU No. 2013-07 will have on our financial statements.

In July 2013, the FASB issued ASU No. 2013-11, Income Taxes (Top 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry forward, a Similar Tax Loss, or a Tax Credit Carry forward Exists. The objective of ASU No. 2013-11 is to provide guidance on the financial statement presentation of an unrecognized tax benefit when a net loss carry forward, similar tax loss, or tax credit carry forward exists. The amendments in this standard is effective for all entities that have unrecognized tax benefits when a net operating loss carry forward, a similar tax loss, or a tax credit carry forward exists for fiscal years, and interim periods beginning after December 15, 2013. We are evaluating the effect, if any, adoption of ASU No. 2013-11 will have on our financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 4 – INTANGIBLE ASSETS

Intangible assets consist of the following as of September 30, 2013 and December 31, 2012:

	September 30, 2013	December 31, 2012

HDR	$143,648	$130,432
SRIO	98,878	86,673
Software	200,000	–
	442,526	217,105
Less amortization	(58,968)	(32,772)

	$383,558	$184,333

Intangible assets consist of legal and global patent registration costs related to the Company’s technology HDR (Handheld biometric mobile devices) and SRIO (Biometric wallet devices).

In April 2013, the Company purchased software from an unrelated third party for $200,000 in cash. The software purchased is an Android platform application which provides the capability to make NFC type of payment transactions on Point of Sale terminals.  The Company plans to incorporate this software into our SRIO product to be sold along with the actual device.

6

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following as of September 30, 2013 and December 31, 2012:

	September 30, 2013	December 31, 2012

Accounts payable	$34,929	$67,753
Payroll related liabilities	73,650	5,869
Other current liabilities	–	16,776

	$108,579	$90,398

On January 2, 2013 the Company entered into a deferred payment agreement with two Company officers, under the terms of the deferred payment agreement the two officers agreed to defer their monthly compensation payments including expenses for a period of up to six months from the date of the agreement. As an incentive to the two officers to enter into this agreement, the Company agreed to issue the first officer 100,000 of the Company’s pre-merger common shares which were issued on June 30, 2013 and recoded as share based compensation, additionally, the Company granted the second officer the right to convert any and all amounts owed to him under this agreement into the Company’s common shares at a conversion rate of $0.25 per share. Total amount deferred under this agreement was $296,096 as of September 30, 2013.

On June 30, 2013, the Company entered into a new agreement with the two officers whereby an amount of $167,640 of the deferred payment liability was converted to Company’s common stock at a price of $0.25 which resulted in the issuance of 670,562 pre-merger common shares. Additionally, one officer forgave the remaining portion of his deferred payment of $128,456 which resulted in the Company recording a gain on forgiveness of payroll liabilities for the same amount in the accompanying statement of operations during the nine months ended September 30, 2013.

On September 30, 2013, the Company issued a total of 460,390 common shares to two shareholders to settle approximately $115,000 of accrued liabilities that was owed to these shareholders. Additionally one officer forgave the portion of his payment of salary and bonuses for the period July 1, 2013 through September 30, 2013.

NOTE 6 – RESEARCH AND DEVELOPMENT

On April 1, 2013, the Company entered into an engineering contract for the hardware and software development of our next generation HDR device called the HDR+.  The device is to be used by government and enterprise customers to capture all forms of machine readable data as well as the facial and fingerprint biometric information of persons. The total development costs for HDR+ will amount to $430,000. As of September 30, 2013, the Company has paid $43,000 in cash which has been recorded as research and development expense.

NOTE 7 – STOCK OPTIONS

There were no unvested compensation or new stock options granted, exercised or expired during the period ended September 30, 2013.

NOTE 8 – STOCKHOLDER’S EQUITY (DEFICT)

In April 2013, the Company entered into various stockholder subscription agreements with 5 private investors in order to provide working capital for the Company. The agreements stipulate that the shares of common stock will not be issued to the investors until the execution of the reverse merger agreement and subsequent Initial Public Offering. The Company raised $515,000 in cash from the stockholder subscription agreements for the purchase of 1,910,000 shares of common stock. These shares were issued during the quarter ended September 30, 2013.

On June 30, 2013, the Company issued 670,562 pre-merger common shares to two officers in settlement of $167,640 of accrued payroll liabilities at a conversion price of $0.25 per share. Additionally, 100,000 pre-merger common shares were issued to one officer in connection with a deferred payment agreement and were recorded as share based compensation under general and administrative expenses in the accompanying statement of operations.

On August 12, 2013, IIM Global acquired Innovation in Motion Inc., in a stock-for-stock transaction. The purpose of the Acquisition was to facilitate and prepare the Company for a registration statement and/or public offering of securities.

The Acquisition was effected by the Company through the exchange of each of the outstanding shares and interests of Innovation in Motion for 1.6 shares of common stock of the Company. As a result, in the Acquisition, 97,970,562 shares and interests of common stock of Innovation in Motion were exchanged for, and converted into, 156,752,899 shares of common stock of the Company.

On September 30, 2013, the Company issued a total of 460,390 common shares to two people to settle approximately $115,000 of accrued liabilities that was owed to these shareholders.

As of September 30, 2013, the Company has no preferred shares authorized.

7

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company subleases its facility under a month-to-month operating lease from a tenant that is affiliated with a principal shareholder. The sublease expires in January 2017. Rent expense amounted to $55,160 and $0 during the nine month periods ended September 30, 2013 and 2012, respectively.

Executive Compensation

Employment agreement executed with a Company officer call for a base salary of $210,000 per year. The officer is also entitled to an annual bonus which is based on performance and attaining certain operational milestones.

On June 30, 2013, the Company officer agreed to forgive his deferred and accrued salary amounted to $128,456 that was entitled to him under the employment agreement for the period from January to June 2013. Additionally one officer forgave the portion of his payment of salary and bonuses for the period July 1, 2013 through September 30, 2013. (see Note 5).

Legal Matters

From time to time, claims are made against the Company in the ordinary course of business, which could result in litigation. Claims and associated litigation are subject to inherent uncertainties and unfavorable outcomes could occur, such as monetary damages, fines, penalties or injunctions prohibiting the Company from selling one or more products or engaging in other activities. The occurrence of an unfavorable outcome in any specific period could have a material adverse effect on the Company’s results of operations for that period or future periods. The Company is not presently a party to any pending or threatened legal proceedings.

8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

IIM Global Corp (Formerly: Silverwood Acquisition Corporation). (A Development Stage Company)

We have audited the accompanying balance sheets of IIM Global Corp. (the "Company") as of December 31, 2012 and 2011, and the related statements of operations, changes in stockholders’ deficit / equity and cash flows for the period from September 21, 2011 (Inception) through December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and 2011 and the results of its operations and its cash flows for the period from September 21, 2011 (Inception) through December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2, the Company has had no revenues and accumulated deficit of $3,193 since inception. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans concerning these matters are also described in the financial statements, which includes the raising of additional equity financing. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, California

April 1, 2013

1

IIM GLOBAL CORP.

(FORMERLY: SILVERWOOD ACQUISITION CORPORATION)

( A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

	December 31, 2012	December 31, 2011

ASSETS

Current assets
Cash	$150	$2,000

TOTAL ASSETS	$150	$2,000

LIABILITIES AND STOCKHOLDERS' (DEFICIT ) / EQUITY

Current liabilities
Accrued liabilities	$350	$400

Total Liabilities	350	400

Stockholders' (Deficit) / Equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 1,500,000 and 20,000,000 shares issued and outstanding, respectively	150	2,000
Additional paid-in capital	2,843	943
Deficit accumulated during development stage	(3,193)	(1,343)

Total stockholders' (Deficit) / Equity	(200)	1,600

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT) / EQUITY	$150	$2,000

The accompanying notes are an integral part of these financial statements

2

IIM GLOBAL CORP.

(FOREMERLY: SILVERWOOD ACQUISITION CORPORATION)

( A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

	For the year ended	For the year ended	For the period from September 21, 2011 (Inception) to
	December 31, 2012	December 31, 2011	December 31, 2012

Revenues	$-	$-	$-
Cost of revenues	-	-	-
Gross profit	-	-	-

Operating expenses	1,850	1,343	3,193

Loss before income tax	(1,850)	(1,343)	(3,193)
Income tax	-	-	-

Net loss	$(1,850)	$(1,343)	$(3,193)

Loss per share - basic and diluted	$(0.00)	$(0.00)

Weighted average shares outstanding basic and diluted	19,443,989	20,000,000

The accompanying notes are an integral part of these financial statements

3

IIM GLOBAL CORP (FORMERLY: SILVERWOOD ACQUISITION CORPORATION)

( A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIT) / EQUITY

			Additional		Total
	Common Stock		paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	deficit	(Deficit) / Equity
Balance, September 21, 2011 (Inception)	-	-	-	-	-
Common stock issued for cash at $ .0001 per share	20,000,000	2,000	-	-	2,000
Expense paid by shareholders	-	-	943	-	943
Net loss	-	-	-	(1,343)	(1,343)
Balance, December 31, 2011	20,000,000	$2,000	$943	$(1,343)	$1,600

Stockholders' contribution	-	-	1,900	-	1,900
Redemption of common stock	(19,500,000)	(1,950)	-	-	(1,950)
Issuance of common stock due to change in control	1,000,000	100	-	-	100
Net loss	-	-	-	(1,850)	(1,850)
Balance, December 31, 2012	1,500,000	150	2,843	(3,193)	(200)

The accompanying notes are an integral part of these financial statements

4

IIM GLOBAL CORP.

(FORMERLY: SILVERWOOD ACQUISITION CORPORATION)

( A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

	For the year ended December 31, 2012	For the period from September 21, 2011 (Inception) to December 31, 2012
OPERATING ACTIVITIES
Net loss	$(1,850)	$(3,193)
Changes in operating assets and liabilities
Accrued liabilities	(50)	-

Net cash used in operating activities	(1,900)	(3,193)

FINANCING ACTIVITIES
Proceeds from the issuance of common stock	100	150
Payments to stockholders	(1,950)	-
Proceeds from stockholders' additional paid-in capital	1,900	2,843
Net cash provided by financing activities	50	2,993

Net increase (decrease) in cash	(1,850)	(200)

Cash at beginning of period	2,000	-

Cash at end of period	$150	$(200)

The accompanying notes are an integral part of these financial statements

5

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

NATURE OF OPERATIONS

Silverwood Acquisition Corporation ("Silverwood" or "the Company") was incorporated on September 21, 2011 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Silverwood has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders. Silverwood will attempt to locate and negotiate with a business entity for the combination of that target company with Silverwood. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that Silverwood will be successful in locating or negotiating with any target company. Silverwood has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

On December 20, 2012, the shareholders of the corporation and the Board of Directors unanimously approved the change of the Registrant’s name to Innovation in Motion, (IIM) Global Corporation and filed such change with the State of Delaware. The registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $ .0001 per share for an aggregate redemption price of $ 1,950. The current officers and directors resigned, and a new officer/director was appointed and elected resulting in the change of control of the company.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

6

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2012 and 2011.

INCOME TAXES

Under ASC 740, "Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2012 and 2011, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability.

7

The Company monitors the market conditions and evaluates the fair value hierarchy levels at least quarterly. For any transfers in and out of the levels of the fair value hierarchy, the Company elects to disclose the fair value measurement at the beginning of the reporting period during which the transfer occurred.

NOTE 2 - GOING CONCERN

The Company has sustained operating losses since inception. It has an accumulated deficit of $3,193 as of December 31, 2012. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiate with a business entity for the combination of that target company with the Company.

The registrant anticipates it will enter into a business combination with Innovation in Motion, Inc., a private company operating in two technology fields: the handheld identification market and mobile payment market. The private company has a range of state-of-the-art products in these fields and has begun sales of units.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

Effective January 2012, the Company adopted ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (ASU 2011-04). ASU 2011-04 represents the converged guidance of the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB) on fair value measurement. A variety of measures are included in the update intended to either clarify existing fair value measurement requirements, change particular principles requirements for measuring fair value or for disclosing information about fair value measurements. For many of the requirements, the FASB does not intend to change the application of existing requirements under Accounting Standards Codification (ASC) Topic 820, Fair Value Measurements. ASU 2011-04 was effective for interim and annual periods beginning after December 15, 2011. The adoption of this update did not have a material impact on the consolidated financial statements.

Effective January 2012, the Company adopted ASU No. 2011-05, Presentation of Comprehensive Income (ASU 2011-05). ASU 2011-05 is intended to increase the prominence of items reported in other comprehensive income and to facilitate convergence of accounting guidance in this area with that of the IASB. The amendments require that all non-owner changes in shareholders’ equity be presented in a single continuous statement of comprehensive income or in two separate but consecutive statements. In December 2011, the FASB issued ASU No. 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05 (ASU 2011-12). ASU 2011-12 defers the provisions of ASU 2011-05 that require the presentation of reclassification adjustments on the face of both the statement of income and statement of other comprehensive income. Amendments under ASU 2011-05 that were not deferred under ASU 2011-12 will be applied retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2011. The adoption of this update did not have a material impact on the consolidated financial statements.

8

In December 2011, the FASB issued ASU No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities (ASU 2011-11). The amendments in ASU 2011-11 require the disclosure of information on offsetting and related arrangements for financial and derivative instruments to enable users of its financial statements to understand the effect of those arrangements on its financial position. Amendments under ASU 2011-11 will be applied retrospectively for fiscal years, and interim periods within those years, beginning after January 1, 2013. The Company is evaluating the effect, if any, adoption of ASU 2011-11 will have on its consolidated financial statements.

In February 2013, the FASB issued ASU No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive (ASU 2013-02). This guidance is the culmination of the FASB’s deliberation on reporting reclassification adjustments from accumulated other comprehensive income (AOCI). The amendments in ASU 2013-02 do not change the current requirements for reporting net income or other comprehensive income. However, the amendments require disclosure of amounts reclassified out of AOCI in its entirety, by component, on the face of the statement of operations or in the notes thereto. Amounts that are not required to be reclassified in their entirety to net income must be cross-referenced to other disclosures that provide additional detail. This standard is effective prospectively for annual and interim reporting periods beginning after December 15, 2012. The Company is evaluating the effect, if any; the adoption of ASU 2013-02 will have on its consolidated financial statements.

NOTE 4 STOCKHOLDER'S (DEFICIT) / EQUITY

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of December 31, 2012, 1,500,000 shares of common stock and no preferred stock were issued and outstanding.

On December 20, 2012, the registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

On December 21, 2012, IIM Global Corporation (formerly Silverwood Acquisition Corporation) (the “Registrant” or the “Company”) 1,000,000 shares were issued to the new officer of the company at $.0001 representing 67% of the total outstanding 1,500,000 shares of common stock.

9

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$
State filing fees	$
Edgarizing fees	$
Transfer agent fees	$
Accounting fees	$
Legal fees	$
Printing	$

Item 14. Indemnification of Directors and Officers

The Company's certificate of incorporation, by-laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person's position with the Company. The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

(1) On September 21, 2011, 10,000,000 shares of common stock were issued to Tiber Creek Corporation for total consideration paid of $1,000.00. Subsequently, on December 20, 2012, the Company redeemed an aggregate of 9,750,000 of these shares for the redemption price of $975.00

On September 21, 2011, 10,000,000 shares of common stock were issued to MB Americus, LLC for total consideration paid of $1,000.00. Subsequently, on December 20, 2012, the Company redeemed an aggregate of 9,750,000 of these shares for the redemption price of $975.00

(2) On December 21, 2012, 1,000,000 shares of common stock were issued by the Company to David S. Jones pursuant to a change of control in the Company.

(3) On August 12, 2013, the Company issued 156,603,323 shares of common stock in connection with the Acquisition, as follows:

Shareholder Name	Number of Shares

Multipolaris Corporation	3,200,000
Interpolaris Pte. Ltd.	32,000,000
MP Informatikai Kft.	19,200,000
Thomas Szoke	32,000,000
Thomas Szoke LLC	923,323
WalkThink LLC	14,400,000
Rick Antunes	33,120,000
David S. Jones	19,360,000
Melba Liliana Gonzalez Molina	2,400,000

35

(4) In connection with the Acquisition, the Company issued in September 2013 a total of 149,576 shares in aggregate to David S. Jones and Thomas Szoke, LLC relating to previous shares to be provided to these holders in settlement of accrued payroll liabilities from June 2013.

(5) On September 30, 2013, the Company issued a total of 460,390 common shares to two people to settle approximately $115,000 of accrued liabilities.

(6) From September 30, 2013, the Company issued a total of 10,010,000 shares of common stock, as follows:

Shareholder Name	Number of Shares

Jon Melzer	250,000
Eric Katz	40,000
Danny Katz	60,000
Luis Barroso	60,000
Douglas W. Solomon	9,000,000
Haraldo Artman	100,000
Suzanne Bannister	200,000
Roger Deleon	100,000
Ryan Karleskint	200,000

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

2.1++	Agreement and Plan of Reorganzation
3.1+	Certificate of Incorporation
3.2+	By-laws
5.1**	Opinion of Counsel on legality of securities being registered
10.1	Assignment of Patents
10.2	Assignment of Patents
10.3	Assignment of Patents
23.1	Consent of Accountants
23.4	Consent of Attorney (as part of Exhibit 5.1)

____________________

** To be filed

+	Previously filed on Form 10-12G on November 9, 2011 (File No.: 000-54545) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.
++	Previously filed on Form 8-K on August 13, 2013 (File No.: 000-54545) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

36

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

37

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on February 11, 2014.

IIM GLOBAL CORPORATION

By:	/s/ David S. Jones
Title: President (Principal Executive Officer)

By:	/s/ David S. Jones
Title: Treasurer (Principal Financial Officer)

By:	/s/ David S. Jones
Title: Treasurer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, constituting all of the members of the board of directors, in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ David S. Jones	Director	February 11, 2014

38